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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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OneBeacon Insurance Group, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2012
Annual General Meeting
of Members and
Proxy Statement

ONEBEACON INSURANCE GROUP, LTD.

NOTICE OF 2012 ANNUAL GENERAL MEETING OF MEMBERS

TO BE HELD MAY 23, 2012

April 13, 2012

        Notice is hereby given that the 2012 Annual General Meeting of Members of OneBeacon Insurance Group, Ltd. will be held on Wednesday, May 23, 2012, at 12:00 noon Atlantic Time at Tucker's Point Hotel, 60 Tucker's Point Drive, Hamilton Parish, Bermuda. At this meeting, you will be asked to consider and vote upon the following proposals:

  1)
  election of three Class III directors with a term ending in 2015;

  2)
  approval of performance criteria under the Company's 2007 Long-Term Incentive Plan for purposes of compliance with Section 162(m) of the Internal Revenue Code; and

  3)
  approval of the appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2012.

        The Company's audited financial statements for the year ended December 31, 2011, as approved by the Company's Board of Directors, will be presented at the Annual General Meeting.

        Members of record of common shares on March 29, 2012, the record date (1) who are individuals, may attend and vote at the meeting in person or by proxy, or (2) which are corporations or other entities, may have their duly authorized representative attend and vote at the meeting in person or by proxy. A list of all members entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about April 12, 2012 at the Company's registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

        All members are invited to attend this meeting.

By Order of the Board of Directors,

Jane E. Freedman Secretary

        Members are invited to complete and sign the accompanying proxy card to be returned to OneBeacon Insurance Group, Ltd., c/o Wells Fargo Shareowner Services, P.O. Box 64945, St. Paul, MN 55164-0495 in the envelope provided, whether or not they expect to attend the meeting. Members who hold their common shares in a brokerage account, an employee benefit plan or through a nominee may have the added flexibility of voting their shares by telephone or over the internet.

        OneBeacon Insurance Group, Ltd., an exempted Bermuda limited liability company, through its subsidiaries (collectively, "OneBeacon," the "Company," "we," "us," or "our") is a property and casualty insurance writer that offers a wide range of specialty insurance products and services through independent agencies, regional and national brokers, wholesalers and managing general agencies. OneBeacon was acquired by White Mountains Insurance Group, Ltd. (collectively with its subsidiaries excluding OneBeacon, "White Mountains") in 2001. White Mountains is an exempted Bermuda limited liability company whose principal businesses are conducted through its property and casualty insurance and reinsurance subsidiaries and affiliates. During the fourth quarter of 2006, White Mountains sold 27.6 million or 27.6% of the Company's common shares in an initial public offering. Prior to the initial public offering, OneBeacon was a wholly-owned subsidiary of White Mountains. As of the date hereof, Lone Tree Holdings Ltd., Sirius International Holdings (NL) B.V., Star Re Ltd. and Sirius International Financial Services Ltd., subsidiaries of White Mountains, beneficially own all of the Company's issued and outstanding class B common shares, representing approximately 96.8% of the voting power of our voting securities and approximately 75.2% of our outstanding common shares.

        Our headquarters are located at 14 Wesley Street, 5th Floor, Hamilton HM 11, Bermuda. Our U.S. corporate headquarters are located at 601 Carlson Parkway, Minnetonka, Minnesota 55305 and our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

ii

ONEBEACON INSURANCE GROUP, LTD.

PROXY STATEMENT

        This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company's Board of Directors (the "Board") for the 2012 Annual General Meeting of Shareholders (the "2012 Annual Meeting"), to be held on Wednesday, May 23, 2012 at Tucker's Point Hotel, 60 Tucker's Point Drive, Hamilton Parish, Bermuda. The solicitation of proxies will be made primarily by mail, and the proxy statement and related proxy materials will be distributed to holders of the Company's common shares ("Members" or "shareholders"), par value $0.01 per share, on or about April 13, 2012.

        Shareholders as of the close of business on March 29, 2012, the record date, are entitled to vote at the meeting.

        You can ensure that your common shares are properly voted at the meeting by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. Shareholders who hold their common shares in a brokerage account, an employee benefit plan or through a nominee may have the added flexibility of voting by telephone or over the internet. A shareholder has the right to appoint another person (who need not be a shareholder) to represent the shareholder at the meeting by completing an alternative form of proxy which can be obtained from the Secretary or by notifying the Inspector of Election (see page 39). Every shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

        Sending in a signed proxy will not affect your right to attend the meeting and vote. If a shareholder attends the meeting and votes in person, his or her signed proxy is considered revoked.

IMPORTANT VOTING INFORMATION

        If you hold your shares through a broker, bank or other financial institution, NYSE rules provide that, for voting purposes, the election of directors is considered a non-routine matter. Therefore, your broker is unable to vote on your behalf for the election of directors unless you provide specific voting instructions by completing and returning your proxy card. If you do not instruct your broker on this item (referred to as a broker non-vote), your vote will be considered as present for quorum purposes but not included in the number of votes cast for this ballot item and will have no effect on the voting for this item. If you abstain, your vote will have the effect of a vote against the ballot item.

        For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the 2012 Annual Meeting. Voting deadlines vary by institution. Please check with your broker, bank or other financial institution for the voting cut-off date for the Company's 2012 Annual Meeting.

        Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate in your company's future.

        If you have any questions about the NYSE rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC has information regarding your voting rights as a shareholder available on the internet at: http://www.sec.gov/investor/alerts/votingrules2010.htm.

 PROPOSAL 1—ELECTION OF THE COMPANY'S DIRECTORS

THE BOARD OF DIRECTORS

        The Board is divided into three classes (each a "Class"). Each Class serves a three-year term. At the 2012 Annual Meeting, Raymond Barrette, Reid T. Campbell and Morgan W. Davis are nominated to be elected as Class III directors with a term ending in 2015.

        The nominees, together with the other members of the Board of Directors, are listed on pages 2-4 along with their biographies and qualifications to serve as directors of our Board.

Director Qualifications and Board Diversity

        The Nominating and Governance Committee is responsible for identifying and evaluating director candidates and recommending them to the Board of Directors for nomination and election by shareholders. In performing this role, the Nominating and Governance Committee does not set specific criteria for directors nor does it have a formal diversity policy. The Committee is responsible for determining desired Board skills and attributes at any given time based upon the needs of the Company, the Board and the standing committees of the Board to maintain effective operating bodies. All directors must possess the attributes of integrity, strong leadership, sound judgment, excellent decision making and a willingness to work as an integral part of a team. All directors must be willing to devote adequate time and effort to Board responsibilities. In addition, the Nominating and Governance Committee may consider qualifications such as independence, expertise and breadth of experience in a variety of areas including finance, leadership, risk management, legal and regulatory compliance, and the insurance industry. The Nominating and Governance Committee may consider any other factor, skill, qualification or attribute it deems relevant as it determines the best mix of characteristics for the members of the Board at any given time. The Board believes that having directors with a combination of these skills ensures that the Board and the Company are operating most effectively.

        The current members of the Board, nominees and terms of each Class are set forth below:

Director	Age	Director since
Class III Nominees—Term ending in 2015*
Raymond Barrette	61	2007
Reid T. Campbell	44	2006
Morgan W. Davis	61	2006
Class I Directors—Term ending in 2013
Lois W. Grady	67	2006
T. Michael Miller	53	2006
Lowndes A. Smith	72	2006
Kent D. Urness	63	2007
Class II Directors—Term ending in 2014
David T. Foy	45	2006
Richard P. Howard	65	2006
Ira H. Malis	52	2007

*
Nominees to be elected at the 2012 Annual Meeting

        Of the nominees for election at the 2012 Annual Meeting, Messrs. Campbell and Davis were elected to the Board by the sole shareholder, White Mountains, prior to the Company's initial public offering in November 2006. Mr. Barrette was elected to the Board in August 2007 after he became the Chairman and Chief Executive Officer of White Mountains. The Board recommends a vote FOR Proposal 1 which calls for the election of the 2012 nominees.

        The following information presents the principal occupation, business experience and other affiliations of the directors. Each of Ms. Grady and Messrs. Davis, Malis, Smith and Urness has no relationship with the Company or White Mountains other than his or her service as a member of the Board of Directors of the Company (and, in the case of Messrs. Davis and Smith, White Mountains) and Board committees and thus qualifies as independent for purposes of the New York Stock Exchange Listing Standards ("NYSE Standards"), Section 162(m) of the Internal Revenue Code ("Section 162(m)") and Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16").

Class III Nominees—Term Ending in 2015

        Raymond Barrette has been a director of the Company since August 2007. Since January 2007, Mr. Barrette has been Chairman and Chief Executive Officer of White Mountains. He served as a director of White Mountains from 2000 to 2005 and was re-appointed as a director in August 2006. He previously served as President and Chief Executive Officer of White Mountains from 2003 to 2005, as Chief Executive Officer of OneBeacon Insurance Company from 2001 to 2002, as President of White Mountains from 2000 to 2001 and as Chief Financial Officer of White Mountains from 1997 to 2000. Prior to joining White Mountains in 1997, Mr. Barrette had 23 years of experience in the insurance business, mostly at Fireman's Fund Insurance Company. Mr. Barrette also served as a director of Montpelier Re Holdings, Ltd. from 2001 to 2007.

        Mr. Barrette possesses broad management, financial and operational experience having worked in the property and casualty insurance industry for over 35 years. In his current position as the Chief Executive Officer of White Mountains, he has extensive and detailed knowledge and information regarding the business, operations, financial reporting, capital, underwriting and other aspects of the Company. He is also an actuary.

        Reid T. Campbell has been a director of the Company since October 2006. He has served as a Managing Director of White Mountains Capital, Inc. since January 2004. He joined White Mountains in 1994 and has served in a variety of financial management positions with White Mountains. Prior to joining White Mountains, Mr. Campbell spent three years with KPMG LLP.

        Mr. Campbell possesses extensive financial management, reporting and accounting expertise having served in a variety of financial management positions at White Mountains and a public accounting firm. In his current position as Managing Director of White Mountains Capital, Inc., he has detailed and extensive knowledge and information regarding the business, operations, financial reporting, accounting, financial management, capital management, rating agency relationships and other aspects of the Company.

        Morgan W. Davis has been a director of the Company since October 2006. Mr. Davis served as the President and a director of American Centennial Insurance Company, formerly a wholly-owned subsidiary of White Mountains, from October 1999 to October 2008. He was formerly Managing Director at OneBeacon Insurance Group LLC from 2001 to 2005. From 1994 to 2001, he served in a variety of capacities with White Mountains. Prior to that, he was with Fireman's Fund Insurance Company for seven years and INA/Cigna for ten years. He is also a director of White Mountains and Montpelier Re Holdings, Ltd. where he serves as Chairman of the Nominating and Governance and Compensation Committees.

        Mr. Davis possesses broad industry, management, operational and board experience having worked in the property and casualty insurance industry for almost 40 years. He has served on the boards of more than a dozen insurance companies, and has held executive and management positions at four large insurance companies.

Class II Directors—Term Ending in 2014

        David T. Foy has been a director of the Company since October 2006. Mr. Foy has served as Executive Vice President and Chief Financial Officer of White Mountains since April 2003. Prior to joining White Mountains in 2003, Mr. Foy served as Senior Vice President and Chief Financial Officer of Hartford Life, Inc., a subsidiary of The Hartford Financial Services Group, Inc. and joined that company in 1993. Prior to joining Hartford Life, Mr. Foy was with Milliman and Robertson, an actuarial consulting firm. Mr. Foy also serves on the Board of Directors of Symetra Financial Corporation.

        Mr. Foy possesses extensive financial reporting and insurance industry experience having served as chief financial officer of White Mountains and Hartford Life. Mr. Foy is also an actuary. Because Mr. Foy is Chief Financial Officer of White Mountains, he has extensive and detailed knowledge of the Company's operations, management, financial reporting, underwriting, reserves, investor relations, rating agency relationships, mergers and acquisitions, capital and business, among other things.

        Richard P. Howard has been a director of the Company since October 2006. Mr. Howard has served as a portfolio manager for Prospector Partners, LLC since August 2005. Prior to that, he was a Managing Director of White Mountains Advisors LLC from 2000 through 2005 and a director of the OneBeacon insurance companies from 2002 through 2005. From 1982 through 2001, Mr. Howard held various positions at T. Rowe Price Associates, Inc. Mr. Howard serves as a Trustee of Quinnipiac University.

        Mr. Howard possesses extensive experience in investments, financial statements, company operations and strategy, among other things, having served in various capacities within the investments and financial services industry for 40 years, including as a portfolio manager for over 25 years. Because of his background and experience as well as his position at Prospector Partners, he has extensive and detailed knowledge of the Company's investment portfolios, risk tolerance, capital management and business.

        Ira H. Malis has been a director of the Company since August 2007. Mr. Malis has served as a Managing Director of Equity Capital Markets at Stifel Nicolaus since November 2007. He was formerly Senior Vice President of Legg Mason Capital Management from 2004 to August 2007. From 2000 to 2004, he served as Sell-Side Director of Research at Legg Mason Wood Walker. Prior to that, he held research analyst and consultant positions at various investment firms from 1983-2000.

        Mr. Malis possesses extensive knowledge of the property and casualty insurance industry having worked as an analyst at investment companies and banks for over 20 years. He has broad experience in and knowledge of accounting, financial reporting, capital management, investor relations and ratings agencies as well as the property and casualty insurance industry generally. He also has a detailed understanding of investment portfolios, strategies and performance as well as the financial markets generally.

Class I Directors—Term Ending in 2013

        Lois W. Grady has been a director of the Company since December 2006. She has served as an independent consultant since her retirement from Hartford Life, Inc., a subsidiary of The Hartford Financial Services Group, Inc. Ms. Grady served as Executive Vice President and Director of Information Systems and Services at Hartford Life from 2002-2004 and as Senior Vice President and Director of Investment Product Services at Hartford Life from 1998-2002. Ms. Grady is also a director of Symetra Financial Corporation.

        Ms. Grady possesses extensive experience in the insurance and financial service industries having served as a member of the senior management team at Hartford Life. While at Hartford Life, Ms. Grady gained broad experience in the areas of technology, systems, strategy, mergers and acquisitions, financial reporting, expense management, risk management and legal and regulatory compliance.

        T. Michael Miller has been a director of the Company since August 2006. He joined the Company as Chief Operating Officer in April 2005 and became President and Chief Executive Officer in July 2005. Prior to joining OneBeacon, Mr. Miller spent 10 years at St. Paul Travelers, most recently as Co-Chief Operating Officer. Prior to joining St. Paul Travelers, Mr. Miller spent 14 years with The Chubb Corporation.

        Mr. Miller possesses over 30 years of experience in the insurance industry. He is the Chief Executive Officer of the Company and thus has extensive experience and detailed knowledge of all aspects of the business and operations of the Company, including the Company's strategy, management, risk profile and financial issues.

        Lowndes A. Smith has been Chairman of the Board of Directors of the Company since October 2006. Mr. Smith has served as Managing Partner of Whittington Gray Associates since 2001. Mr. Smith formerly served as Vice Chairman of The Hartford Financial Services Group, Inc. and President and Chief Executive Officer of Hartford Life Insurance Company until 2001. He joined The Hartford in 1968. He is currently co-chair of the Investment Committee of The Hartford's mutual funds and serves as a director of 91 investment companies in the mutual funds of The Hartford. Mr. Smith is also a director, the Chair of the Audit Committee and serves on the Compensation Committee of the Board of Directors of White Mountains and also serves as the Chairman of the Board of Directors of Symetra Financial Corporation where he also serves on the Audit, Compensation and Nominating & Governance Committees.

        Mr. Smith possesses more than 40 years of experience in the property and casualty and life insurance industries and has broad management, financial and board experience. He has extensive financial reporting, accounting, management, risk management, mergers and acquisitions and investor relations experience.

        Kent D. Urness has been a director of the Company since February 2007. Since his retirement from St. Paul Travelers in April 2005 until November 2006, Mr. Urness served as Non-Executive Chairman of St. Paul Travelers Insurance Company and as a Non-Executive Director of St. Paul at Lloyd's. From 2001 until his retirement, he served as Executive Vice President with responsibility for International and Lloyd's. He served in positions of increasing responsibility over his 34 year career at St. Paul Travelers.

        Mr. Urness possesses more than 40 years of experience in the insurance industry having worked for the St. Paul companies for 34 years in management and executive positions. He has extensive experience in management, insurance operations, underwriting, technology, systems, financial reporting, regulatory compliance and internal controls, among other things.

CORPORATE GOVERNANCE

        Corporate governance is the system by which companies are directed and controlled and involves the distribution of rights and responsibilities among the Board, management and the Company's shareholders. The Board has adopted Corporate Governance Guidelines that set forth its overall approach towards corporate governance. The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to and on behalf of the Company. No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2011. The Company's Corporate Governance Guidelines and Code of Business Conduct are available at www.onebeacon.com and in print, free of charge, to any shareholder who requests a copy.

        White Mountains, through its subsidiaries Lone Tree Holdings Ltd., Sirius International Holdings (NL) B.V., Star Re Ltd. and Sirius International Financial Services Ltd. beneficially owns all of the Company's issued and outstanding class B common shares, representing 96.8% of the voting power of our voting securities and 75.2% of our outstanding common shares. As a result, we rely upon the "controlled company" exemption under NYSE rules with respect to our Board of Directors and committee composition. Pursuant to this exemption, we are not required to comply with the rules that require that our Board of Directors be comprised of a majority of independent directors as defined by the NYSE. Our Board of Directors currently consists of 10 persons, 5 of whom are independent as defined under the rules of the NYSE and 6 of whom are current or former employees, directors or officers of White Mountains or the Company.

        The Board of Directors has determined that each of Ms. Grady and Messrs. Davis, Malis, Smith and Urness are independent in accordance with NYSE Standards. For a director to be independent, the Board must determine that the director has no relationship with the Company (other than being a director or shareholder of the Company) or has only immaterial relationships with the Company. The Company does not apply categorical standards as a basis for determining director independence. Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

        The Board notes no relationships (other than being directors or shareholders) between Ms. Grady and Messrs. Davis, Malis, Smith and Urness and the Company or White Mountains. The Board notes relationships with the other members of the Board as disclosed in this proxy statement on page 30 under the heading "Transactions with Related Persons, Promoters and Certain Control Persons". In making its independence determinations, the Board considered all such relationships in light of NYSE Standards as well as the attributes it believes should be possessed by independent-minded directors.

        At each meeting of the Board, the non-management directors meet in executive session without Company management present. Mr. Smith, the Chairman of the Board, presides over these meetings. The procedures for shareholders, employees and others interested in communicating directly with any or all of the non-management directors are described on page 8.

The Board and its Leadership Structure

        The primary responsibility of the Board is to oversee and review management's performance in order to advance the long-term interests of the Company and its shareholders. The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management.

        In fulfilling its responsibility, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company and its shareholders. Directors are entitled to rely on the honesty and integrity of senior management and the Company's outside advisors and auditors. However, it is the Board's responsibility to establish that they have a reasonable basis for such reliance by ensuring that they have a strong foundation for trusting the integrity, honesty and undivided loyalty of the senior management team upon whom they are relying and the independence and expertise of outside advisors and auditors.

        The Chairman and Deputy Chairman of the Board are selected by the Board from among its members. The Board has no established policy with respect to combining or separating the offices of Chairman and CEO. This decision is made depending on what is in the Company's best interests at any given point in time.

        The Board believes that the most effective leadership structure at this time is to separate the roles of Chairman and Chief Executive Officer. Mr. Smith serves as the independent Chairman of the Board, and Mr. Miller serves as Chief Executive Officer of the Company and Deputy Chairman of the Board.

        When White Mountains formed the Company, elected the Board and initially designed a governance and Board leadership structure in 2006 at the time of the Company's initial public offering, White Mountains as the majority and controlling shareholder concluded that separation of the positions of Chairman and Chief Executive Officer was appropriate.

Committees of the Board

Audit Committee

        The primary purposes of the Audit Committee are to: (1) assist Board oversight of the integrity of the Company's financial statements, the qualifications and independence of the independent auditors, the performance of the internal audit function and the independent auditors, and the Company's compliance with legal and regulatory requirements; (2) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board; (3) approve certain related or affiliated person transactions and review disclosures thereof; and (4) prepare the Report of the Audit Committee (which appears on page 34).

        Even though we rely on the "controlled company" exemption under the rules of the NYSE, we are required to have a fully independent audit committee. The Audit Committee is currently comprised of Mr. Urness (Chairman), Mr. Malis and Mr. Smith. Mr. Urness is the audit committee financial expert, as defined in SEC rules, based upon his training and experience. The Board has determined that each member of the Audit Committee satisfies applicable NYSE requirements as well as the separate independence standards set forth by the SEC.

        The Audit Committee Charter, which outlines the duties and responsibilities of the Audit Committee, is available at www.onebeacon.com and in print, free of charge, to any shareholder who requests a copy.

Compensation Committee

        The primary purposes of the Compensation Committee are to: (1) review and make recommendations on director compensation; (2) discharge the Board's responsibilities relating to the compensation of executives; (3) oversee the administration of the Company's compensation plans, in particular the incentive compensation and equity-based plans; and (4) review and discuss the Compensation Discussion and Analysis with management (which appears on page 12) and prepare the Report of the Compensation Committee on Executive Compensation (which appears on page 20). The Compensation Committee approves all compensation for executive officers and certain other executives who report directly to the Chief Executive Officer except for compensation approved by the Performance Compensation Subcommittee (the "Subcommittee"). The Compensation Committee relies on the Chief Executive Officer and the Chief Human Resources Officer to assess, design and recommend compensation programs, plans and awards for executives and directors, subject to Committee or Subcommittee approval, and to administer approved programs for its non-executive officers and employees within the parameters of plan design and Committee direction. The Committee or the Subcommittee also approves all long-term equity and non-equity incentive compensation plan awards. The Compensation Committee Charter, which outlines the duties and responsibilities of the Compensation Committee, is available at www.onebeacon.com and in print, free of charge, to any Shareholder who requests a copy.

        Since we rely on the "controlled company" exemption under the rules of the NYSE, we are not required to have a fully independent compensation committee. The Compensation Committee is currently comprised of Mr. Smith (Chairman), Mr. Barrette, Ms. Grady and Mr. Urness. The Board has determined that Messrs. Smith and Urness and Ms. Grady satisfy NYSE independence standards.

Performance Compensation Subcommittee

        In May 2008, the Compensation Committee formed the Subcommittee comprised solely of independent directors (Messrs. Smith and Urness and Ms. Grady). The Committee delegated the following duties to the Subcommittee: review and approval of: (i) awards under equity compensation plans of the Company for purposes of compliance with Section 16; and (ii) performance-based compensation to ensure compliance as and when required with Section 162(m).

Nominating and Governance Committee

        The primary purposes of the Nominating and Governance Committee are to: (1) identify individuals qualified to become Board members and recommend such individuals for nomination and election to the Board; (2) make recommendations to the Board concerning committee appointments; (3) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters; and (4) oversee the evaluation of the Board and management.

        Since we rely on the "controlled company" exemption under the rules of the NYSE, we are not required to have a fully independent nominating committee. The Nominating and Governance Committee is currently comprised of Mr. Foy (Chairman), Mr. Campbell, Mr. Davis and Ms. Grady. The Board has determined that Ms. Grady and Mr. Davis satisfy NYSE independence standards.

        The Nominating and Governance Committee Charter, which outlines the duties and responsibilities of the Nominating and Governance Committee, is available at www.onebeacon.com and in print, free of charge, to any shareholder who requests a copy.

        General Criteria and Process for Selection of Director Candidates.    The Committee considers director candidates from diverse sources and welcomes suggestions from shareholders, management and the Board of Directors. There is no difference in the way in which the Committee evaluates nominees for director based upon the source of the nomination. From time to time, the Committee may engage a third party for a fee to assist it in identifying potential director candidates. Director qualifications and board diversity are discussed at page 2 of this proxy statement.

        Consideration of Director Candidates Nominated by Shareholders.    The Company has not adopted a specific policy regarding consideration of director candidates from shareholders. Shareholders who wish to recommend candidates for consideration by the Committee may submit their nominations in writing to the Secretary at the address provided in this Proxy Statement or on the Company's web site at www.onebeacon.com. The Committee may consider such shareholder recommendations when it evaluates and recommends candidates to the Board for submission to shareholders at each annual general meeting. In addition, subject to the rights of White Mountains as the holder of the Class B common shares, shareholders may nominate director candidates for election without consideration by the Committee by complying with the eligibility, advance notice and other provisions of our Bye-Laws as described below.

        Procedures for Nominating Director Candidates.    Shareholder nominations of director candidates may be made if received timely by the Secretary as outlined below. Under the Company's Bye-laws, nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors (a "Qualified Shareholder"). A Qualified Shareholder may nominate persons for election as directors only if written notice of such Qualified Shareholder's intent to make such nomination is delivered to the Secretary not later than: (1) with respect to an election to be held at an annual general meeting, between 90 days and 120 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Shareholders, whichever date is earlier; and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to Qualified Shareholders. Each such notice shall set forth: (a) the name and address of the Qualified Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) the class and number of shares that are owned beneficially and of record by the Qualified Shareholder; (c) a representation that the Qualified Shareholder is a holder of record of common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a representation as to whether the Qualified Shareholder intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of outstanding shares required to elect the nominee or otherwise to solicit proxies from shareholders in support of such nomination; (e) a description of all arrangements or understandings between the Qualified Shareholder and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Shareholder; (f) such other information regarding each candidate proposed by such Qualified Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each such candidate been nominated, or intended to be nominated, by the Board; and (g) the consent of each such candidate to serve as a director of the Company if so elected.

Executive Committee

        The primary purpose of the Executive Committee is to act on behalf of the full Board of Directors during intervals between regular meetings, with the exception of matters that, by applicable law or the Company's Bye-Laws, may not be delegated.

Meetings of the Board

        During 2011, the full Board met 5 times, the Audit Committee met 9 times, the Compensation Committee met 4 times, the Performance Compensation Subcommittee met 4 times and the Nominating and Governance Committee met 2 times. In addition, the Special Committee, which was formed for the purpose of considering and approving the sale of OneBeacon Holdings (Luxembourg) S.à r.l., met 3 times in 2011. See "Transactions With Related Persons, Promoters and Certain Control Persons—Transactions With Related Persons". During 2011, each director attended at least 75% of the meetings of the Board and the meetings held by all committees of the Board on which he or she served. All directors attended the 2011 Annual General Meeting and plan to attend the 2012 Annual Meeting.

Risk Oversight

        The Board believes that oversight of the Company's risk management efforts is the responsibility of the entire Board and the senior leadership. The subject of risk management is a recurring discussion topic at Board meetings, for which the Board receives regular updates, and comprehensive formal reports, at least annually. At least annually, the Board receives a report regarding the efforts of the Company's Enterprise Risk Management Committee including a Company-wide risks report. In addition, in order to ensure that all areas of risk are adequately covered from a Board oversight perspective, senior management presents a compliance review to the Board at least annually which covers all areas of the Company's compliance efforts as well as the relevant Board or committee oversight responsibility. The Board or relevant committee receives regular updates as necessary or appropriate regarding changes in the law that impact the business and operations of the Company as well as the Company's regulatory compliance structure.

        Additionally, the Board's committees are assigned oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting, including the development, implementation and maintenance of appropriate internal controls over financial reporting. The Nominating and Governance Committee is responsible for the oversight of risks associated with committee assignments, director independence and conflicts of interest. From time to time as necessary or appropriate, the Nominating and Governance Committee receives a corporate governance update highlighting recent changes in the rules governing corporate governance disclosures as well as the impact on the Company and its disclosures. The Compensation Committee oversees risks related to executive compensation plans and implementation. All of these risks are discussed at committee meetings to which all Board members are invited as well as in the course of the regularly scheduled Board meetings.

        Compensation Risks Analysis.    In connection with the establishment of performance goals and granting of awards under the 2012 Management Incentive Plan and the 2012-2014 cycle of the long-term incentive plans, management undertook an analysis of the performance metrics proposed to be established under those plans. Management analyzed each plan generally as well as each performance goal under each plan, in conjunction with the business process or processes involved in attaining the performance goal. Management considered any mitigating factors, including internal controls designed to prevent fraud or manipulation of business processes and operations, in its evaluation. For example, there is both pricing and reserving risk inherent in the property and casualty insurance business. The Company has established disciplines and controls regarding pricing, including underwriting guidelines and internal controls that seek to prevent any deviation from or circumvention of the guidelines by one or more underwriters. With respect to reserving risk, the Company has appointed a chief actuary who independently sets, and PricewaterhouseCoopers LLP, the Company's independent accountant, which audits, the Company's reserves to ensure that they are adequate to support the Company's business.

        Management presented its analysis to the Compensation Committee in February 2012. Based on the analysis, the Committee concluded that the Company's 2012 Management Incentive Plan and the 2012-2014 cycle of the long-term incentive plans and the performance measures of combined ratio and growth in book value used in those plans did not create risks that would be reasonably likely to have a material adverse effect on the Company.

Communication with the Board

        The Nominating and Governance Committee has approved a process by which anyone who has a concern about our conduct may communicate that concern to the Chairman of the Board of Directors on behalf of the non-management directors as a group. You may contact the Chairman of the Board in writing care of the Secretary at the address provided in this Proxy Statement. Interested parties also may contact the Chairman of the Board electronically by submitting comments on our web site at www.onebeacon.com under the heading "Investor Relations/Corporate Governance."

        Anyone who has a concern regarding our accounting, internal accounting controls or auditing matters may communicate that concern to the Audit Committee. You may contact the Audit Committee in writing care of the Secretary at the address provided in this Proxy Statement. Interested parties may also contact the Audit Committee electronically by submitting comments on our web site at www.onebeacon.com under the heading "Investor Relations/Corporate Governance."

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Shareholders

        As of the date hereof, there were 23,613,719 Class A common shares outstanding and 71,754,738 Class B common shares outstanding. Shareholders of record of Class A common shares shall be entitled to one vote per common share, provided that, if and so long as the votes conferred by "Controlled" Class A common shares (as defined below) of any person, other than White Mountains, constitute more than 9.5% percent of the votes conferred by the outstanding common shares of the Company, the vote conferred by each Class A common share comprised in such Controlled Class A common shares shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by such shares constitute 9.5% of the votes conferred by our outstanding common shares.

        In giving effect to the foregoing provisions, the reduction in the vote conferred by the Controlled Class A common shares of any person shall be effected proportionately among all the Controlled Class A common shares of such person; provided, however, that if a holder of our common shares owns, or is treated as owning by the application of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States (the "Code"), interests in another holder of our common shares, the reduction in votes conferred by Controlled Class A common shares of such holder (determined solely on the basis of Controlled Class A common shares held directly by such holder and Controlled Class A common shares attributed from such other holder) shall first be effected by reducing the votes conferred on the Controlled Class A common shares held directly by such holder and any remaining reduction in votes shall then be conferred proportionally among the Controlled Class A common shares held by the other holders (in each case, to the extent that doing so does not cause any person to be treated as owning Controlled Class A common shares constituting more than 9.5% of the votes conferred by the outstanding common shares of OneBeacon). In the event that the aggregate reductions required by the foregoing provisions result in less than 100 percent of the voting power over the votes entitled to be cast, the excess of 100 percent of the voting power over the votes entitled to be cast shall be conferred on the Class A common shares held by our holders proportionately, based on the number of Class A common shares held by each holder; to the extent that doing so does not cause any person to be treated as owning Controlled Class A common shares constituting more than 9.5% of the votes conferred by the outstanding common shares of OneBeacon.

        "Controlled" Class A common shares in reference to any person other than White Mountains means:

  (1)
  all Class A common shares directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code; and

  (2)
  all Class A common shares directly, indirectly or constructively owned by any person or "group" of persons within the meaning of Section13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a)any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b)any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

        Lone Tree Holdings Ltd., Sirius International Holdings (NL) B.V., Star Re Ltd. and Sirius International Financial Services Ltd., the shareholders of record of the outstanding Class B common shares, are entitled to ten votes for every Class B common share.

Principal Holders of Common Shares

        To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of the common shares outstanding as of March 30, 2012, except as shown below.

Name and address of beneficial owner	Number of Common Shares Beneficially Owned		Percent of Class	Percent of Shares Outstanding

White Mountains Insurance Group, Ltd., 14 Wesley Street, 5th Floor, Hamilton HM 11 Bermuda(1)	71,754,738		100.00%	75.50%
J.P. Morgan Investment Management Inc. (New York), 245 Park Avenue, New York, NY 10167	4,395,816	(2)(3)	18.62%	4.61%
Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402	3,306,036	(2)(3)	14.17%	4.63%
Vanguard Fiduciary Trust Company, P.O. Box 2600, Valley Forge, PA 19482	2,120,126	(2)(3)	9.09%	2.23%
T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202	1,326,187	(2)(3)	5.60%	1.39%
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022	1,193,805	(2)(3)	5.12%	1.26%
(1)
White Mountains beneficially owns all of the outstanding Class B common shares through its wholly-owned subsidiaries as follows: Lone Tree Holdings Ltd., 14 Wesley Street, 5th Floor, Hamilton HM 11, Bermuda (57,327,289 shares); Sirius International Holdings (NL) B.V., De Boelelaan 7 1083 HJ Amsterdam, Netherlands (6,178,271 shares); Star Re Ltd., 14 Wesley Street, 5th Floor, Hamilton HM 11, Bermuda (1,149,178 shares); and Sirius International Financial Services Ltd. (7,100,000 shares). The Class B common shares represent approximately 96.8% of the voting power of the Company's voting securities.

(2)
Class A common shares.

(3)
Information as of December 31, 2011 based on Schedule 13G filings with the Securities and Exchange Commission.

Beneficial Stock Ownership of Directors and Executive Officers

        The following table sets forth, as of March 30, 2012, beneficial ownership of Class A common shares by each director, the named executive officers and the executive officers of the Company as a group:

	Number of common shares owned
Name of beneficial owner	Beneficially(a)	Economically(b)
Directors
Raymond Barrette	71,754,738	—
Reid T. Campbell(c)	—	—
Morgan W. Davis	28,928	28,928
David T. Foy(c)	—	—
Lois G. Grady	20,479	20,479
Richard P. Howard	79,440	85,891
Ira H. Malis	33,495	39,946
Lowndes A. Smith	33,543	33,543
Kent D. Urness	21,699	21,699
Named Executive Officers
T. Michael Miller	646,774	958,207
Paul H. McDonough	5,674	77,235
Paul F. Romano	58,317	91,248
Dennis A. Crosby	50,482	73,740
Bradford W. Rich	1,467	19,920
All directors and all executive officers as a group (17 persons)	72,748,657	1,458,728

(a)
Except as otherwise indicated, no director or executive officer individually or as a group beneficially owns 1% or more of the total common shares outstanding at March 31, 2012. Beneficial ownership has been determined in accordance with Rule13d-3(d)(1) of the Securities Exchange Act of 1934. Includes shares held through the OneBeacon 401(k) Savings and Employee Stock Ownership Plan in which the executive officer is fully vested and stock options which are vested and exercisable.

(b)
Common shares shown as economically owned include common shares beneficially owned, including through the OneBeacon 401(k) Savings and Employee Stock Ownership Plan and the OneBeacon Deferred Compensation Plan, target unearned performance share awards, restricted shares, restricted stock units and unvested stock options.

(c)
Excludes Class B common shares owned by Lone Tree Holdings Ltd., Sirius International Holdings (NL) B.V., Star Re Ltd. and Sirius International Financial Services Ltd., subsidiaries of White Mountains. Each of Messrs. Campbell and Foy disclaims beneficial ownership of the Class B common shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        2011 was a challenging year for the Company, however, underlying results in our ongoing Specialty Lines businesses were strong. The Company reported an overall GAAP combined ratio of 95.8% for the year, which was below our expectations. Our book value per share, including dividends, increased 3.1% on an internal rate of return basis for the full year. OneBeacon continued to adjust its capital base during the year to reflect its changing profile, returning approximately $325 million of capital to shareholders in regular and special dividends, and repurchasing $150 million of its senior notes.

        We were pleased with the progress and results achieved within our ongoing specialty-focused businesses, which generated a 92.1% GAAP combined ratio overall while growing 7.6%. A number of our businesses reported the first firming of pricing in years. Our strong product offerings and focused, disciplined underwriting teams in place position us well for an improving marketplace. Additionally, we made important progress during 2011 in identifying actions that we can take to reduce Other Underwriting Expense (OUE) over the next three years commensurate with our ongoing specialty business.

        The 2011 Management Incentive Plan ("MIP"), with a primary performance goal of a GAAP combined ratio of 95% and consideration of overall results and other strategic objectives, paid out at 90% of target. While overall results were below expectations with a reported GAAP combined ratio of 95.8%, the Compensation Committee (the "Committee") noted the strong performance of our ongoing Specialty Lines businesses. In addition, the Committee considered the successful completion of the AutoOne transaction and the significant progress achieved in right-sizing the Company's balance sheet, including returning of capital to our owners through regular and special dividends and the repurchase of $150 million of debt, resulting in a ratio of debt to total capital of 20%. The Committee determined that these achievements warranted a MIP pool at 90% of target. Consistent with prior years, there was significant differentiation among the various businesses and corporate functions, with scores ranging from 36% to 117%.

        The 2009-2011 Performance Share Plan, which set as a performance goal the attainment of 12% annual growth in book value per share ("GBVPS"), paid out at 138.6% of target based on attainment of 14.7% GBVPS for the performance period, largely driven by the significant growth in book value achieved in 2009 due to the turnaround in the investment markets and the gain on the sale of our Commercial Lines business.

        The 2009-2011 Performance Unit Plan, which set as a performance goal the attainment of an adjusted economic combined ratio ("AECR") of 95%, calculated based on the average of each of the three annual performance periods, paid out at 47% of target based on achievement of a 97.6% AECR for the three year performance period. This result was significantly impacted by poor results from businesses now in runoff.

        In February 2012, the Committee granted 2012-2014 performance share awards with the performance goal of average annual GBVPS of 10% and 2012-2014 performance unit awards with a performance goal of an annual AECR of 93.7%. Given the current interest rate environment and market conditions, each of these targets is expected to be appropriately challenging. Additionally, the Committee granted shares of restricted stock to selected key employees, which will vest half in each of February 2014 and 2015.

        The 2012-2014 long-term performance awards were made consistent with the practice introduced in 2011, with employees in the corporate support functions receiving 100% of their long-term performance awards in performance units and business unit employees receiving 50% of their long-term performance awards in performance units and 50% in long-term cash ("LTC") awards. The LTC plan is a three-year discretionary plan which will reward participants based upon overall performance under the plan with significant emphasis and differentiation based upon individual business unit results. The LTC Plan aligns long-term compensation for business unit employees with key operational measures that the employees have the best opportunity to contribute to and directly influence. As with the 2011-2013 awards, members of the executive team will receive a portion of their long-term incentive awards in performance shares and a portion in performance units.

        Also in February 2012, the Committee confirmed that the annual base salaries and MIP targets for the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers would remain the same as for 2011 except that Paul F. Romano, Executive Vice President-Specialty Lines, received a salary increase of $50,000 per year, bringing his annual base salary to $400,000.

Introduction

        Our Compensation Discussion and Analysis ("CD&A") describes the compensation programs and discusses the rationale of the Committee in establishing the total compensation of our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and our other Named Executive Officers ("NEOs"). The compensation philosophy and compensation programs described herein apply to our other executive officers as well.

        Our executive compensation program is designed to attract, retain and motivate our executives to maximize shareholder value over long periods of time. We manage all aspects of our business, including executive compensation, according to our four operating principles:

  •
  Underwriting comes first

  •
  Maintain a disciplined balance sheet

  •
  Invest for total return

  •
  Think like owners

        The overall goal of our executive compensation program is to develop, implement and monitor executive compensation policies and practices which are consistent with and supportive of the long-term maximization of Shareholder value and our operating principles.

Compensation Philosophy and Principles

        We believe our executive compensation programs should support the Company's primary objective of maximizing shareholder value over long periods of time and that this goal is best pursued by utilizing a pay for performance program that closely aligns the financial interests of management with those of our shareholders. We accomplish this by emphasizing variable long-term compensation, the value of which is tied to performance over a number of years. To that end, the Committee has established base salaries and target annual bonuses that tend to be lower than those paid by comparable property and casualty insurers while granting the bulk of an executive's target compensation as long term incentive compensation.

        The Committee believes that, in order to achieve this objective, our executive compensation programs must address four key compensation principles. They are as follows:

Competitiveness

        In order to execute our operating principles, a certain level of experience and expertise is required to manage our business with an intense and disciplined focus. Our overall executive compensation programs must be competitive to allow us to attract and retain the most talented and experienced executives available. We believe we need to assess competitiveness relative to external benchmarks in terms of total compensation rather than the competitiveness of any individual element of compensation.

Pay for Performance

        We believe that talented executives are most attracted to an environment in which their contributions are rewarded commensurate with the value they create. And, we believe that when performance objectives are clearly articulated and incentive opportunities aligned, talented and motivated individuals excel.

Alignment with Shareholder Interests

        We recognize that to maximize shareholder value, we must closely align the financial interests of management with those of the Company's shareholders. This compensation principle reinforces our Think Like Owners operating principle.

Long-Term and Performance-Based

        Recognizing that shareholder return is best measured over long periods of time, a significant portion of executive compensation is comprised of long-term, at-risk pay. We place more emphasis on long-term performance-based compensation and less emphasis on base salary, annual incentives, perquisites and employee benefits relative to our peers.

Elements of Compensation

        OneBeacon executives are compensated through a combination of base salary, annual incentive and long-term performance-based compensation. The focus of our compensation programs is to ensure overall competitiveness while emphasizing performance-based compensation versus base salary, perquisites or employee benefits. Base salary and annual incentives have historically been set at levels lower than those paid by other property and casualty insurers with a higher percentage of total compensation paid in long-term performance-based compensation. We believe that by placing more emphasis on long-term performance-based compensation, we advance those principles which in turn contribute to achieving our long-term goals and core operating principles.

Base Salary

        We pay our executive officers salaries that we believe to be at or below market. Executive salaries are not routinely adjusted despite an annual review of performance. Instead, depending on market considerations, executive officers' salaries may be adjusted selectively by the Committee based on benchmarking or other factors the Committee may deem appropriate.

Annual Incentives (Management Incentive Plan)

        We provide annual incentive opportunities to our executive officers through our MIP. Each NEO is given an individual target expressed as a percentage of annual base salary. The CEO's target is 75% while the other NEOs' targets are 50%. The Committee may exercise discretion in the final determination of the overall performance factor and the performance factors for each business and/or NEO. Typically, we expect the CEO to receive an incentive performance factor roughly in line with overall Company performance given our belief that the results of his efforts are appropriately reflected by the results of the Company. There can be variability in the incentive performance factors of the other Named Executive Officers based on the performance of their respective businesses or functional groups as well as individual performance.

        The Committee believes discretion best facilitates performance-based differentiation at the business and individual level. The Committee understands that the discretion associated with this plan causes the compensation earned under the MIP not to qualify for deductibility under Section 162(m) of the Internal Revenue Code. The Committee reiterated its belief, however, that the benefit of preserving its option to exercise discretion outweighs the risk that the Company could be in the position of paying compensation that is not deductible under Section 162(m). In this way, the Committee can be sure that it can address any unforeseen opportunities and challenges through the exercise of discretion with respect to salaries and MIP. For a description of the MIP, see "—Management Incentive Plan" on page 22.

        Each year, the primary goal for MIP is a combined ratio consistent with that year's business plan which management and the Committee consider to be challenging but reasonably achievable. Beginning in 2012, the primary goal for MIP is the GAAP combined ratio in the Company's business plan, adjusted for additional expenses that may be incurred outside of core operating expenses. Other goals are also set depending on the challenges or opportunities we are facing in any given year. For example, in 2012, other qualitative goals include capital and expense management and consideration of strategic alternatives relative to the run-off business. Each of the Named Executive Officers except for the CEO has business or functional objectives established at the time the overall MIP objectives are established which are derived from the MIP goals. The Committee intends to continue to exercise discretion in evaluating the overall annual results of the Company under the MIP.

Long-Term Incentive Compensation

        The Board of Directors has adopted and shareholders approved the OneBeacon Long-Term Incentive Plan (2007), as amended (the "2007 Plan") which allows the Committee to grant incentive or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. The Committee believes shareholder approval is significant to ensure that performance-based awards pursuant to the 2007 Plan that meet certain criteria are fully tax deductible under Section 162(m).

        We generally have structured our long-term incentive compensation as performance shares and/or performance units. We believe that Messrs. Miller and McDonough should have their long-term target awards about evenly split between performance shares and performance units, without regard to the deduction of 35,000 performance shares for Mr. Miller in consideration of his one-time restricted stock award, while the rest of the executive team should have their long-term target awards split approximately 70%/30% between performance units and shares, respectively. See "Restricted Stock Award for Mr. Miller." The Committee targets these approximate splits in the belief that the mix would provide more appropriate incentives that track both capital management as well as operational results to more closely align with shareholders' long-term interests. The number of performance shares that can be earned from a grant can vary between 0x to 2x the target number granted and is tied to average annual GBVPS over the performance cycle. Our executives also receive awards of performance units that reward operating performance. The number of performance units that can be earned from a grant can vary between 0x to 2x the target number granted and is tied to average AECR over the performance cycle. Performance shares and performance units are typically granted annually with performance tied to a three-year period.

        In February 2011, the Committee also adopted the Long Term Cash Plan ("LTC Plan") and authorized management to grant LTC Plan awards to selected individuals in the Company's insurance businesses. These individuals receive 50% of their long-term target awards in performance units and 50% in LTC Plan awards. Payments under the LTC Plan awards will vary by individual business unit. The LTC Plan will generally be funded in aggregate based upon performance against various business unit objectives and goals at the discretion of the Committee. The Committee understands that, by virtue of exercising judgment and discretion with respect to performance factors and individual business performance, payments under the LTC Plan will not qualify as deductible under Section 162(m). However, the compensation of all participants is expected to generally fall below the Section 162(m) threshold. Management and the Committee believe that the discretion within the LTC Plan is desirable to provide flexibility, particularly since a disproportionate amount of target total compensation is in the form of long-term performance-based compensation. In the event that the Company's long-term incentive programs significantly underperform, senior management will retain the flexibility to appropriately reward members of our very best businesses to ensure their retention and ongoing engagement and thus the overall success of the Company in achieving long-term value for shareholders. The Committee intends that management will make annual grants to selected business unit employees under the LTC Plan.

Compensation Mix

        We have not established any formulas for determining the appropriate mix of short-term and long-term compensation. As previously stated, we emphasize long-term compensation. For example, Mr. Miller's total 2012 compensation excluding his restricted stock reflects a long-term incentive award with a target value of approximately $3,864,000, or approximately 82% of his total target compensation. Together with Mr. Miller's restricted stock which vests over six years, 86% of his total target compensation is long-term.

The OneBeacon Compensation Committee

        Our Compensation Committee is comprised of Lowndes A. Smith, Chair, Raymond Barrette, Lois W. Grady and Kent D. Urness. The Board has determined that each of these directors except for Mr. Barrette is (i) independent in accordance with the New York Stock Exchange Listing Standards, (ii) a non-employee director as that term is defined in Section 16, and (iii) an outside director as that term is defined in Section 162(m).

        Because Mr. Barrette does not satisfy NYSE, Section 16 or Section 162(m) independence standards, the Compensation Committee in May 2008 formed the Performance Compensation Subcommittee (the "Subcommittee") comprised solely of the independent directors listed above to administer and approve all performance-based compensation and equity compensation awards in order to maintain favorable tax and legal treatment of such awards.

        Throughout this Compensation Discussion and Analysis, references to the Committee include actions taken by the Subcommittee as appropriate.

Our Compensation Process

        The Committee, consistent with its charter, reviews and approves the corporate goals and objectives relevant to the CEO, evaluates the CEO's performance in light of these goals and objectives, certifies the performance metrics of our short-term and long-term incentive plans and determines and approves the CEO's compensation based on this evaluation. Additionally, the Committee looks to the CEO to evaluate and discuss his senior team's performance with the Committee at least annually, and to make recommendations to the Committee as to their salary, annual incentive targets, annual incentive payments and long-term incentive grants. The Committee is responsible for approving all compensation for the executive team and the other executive officers.

        The Committee relies on T. Michael Miller, Chief Executive Officer, and Thomas N. Schmitt, Chief Human Resources Officer, to assess, design and recommend compensation programs, plans, and awards for executives and directors subject to Committee review and approval and to administer approved programs for its non-executive officers and employees within the parameters of plan design and Committee direction. Messrs. Miller and Schmitt attend Committee meetings and, at the Committee's request, present management's analysis and recommendations regarding various compensation programs, actions and awards. The Committee, from time to time, meets in executive session without management except as requested by the Committee.

        At each Committee meeting, the Committee looks to Messrs. Miller and Schmitt to report performance to date under the Company's annual and long-term incentive plans and to present and discuss the accompanying metrics and financials. At least once each year, the Committee will look to Messrs. Miller and Schmitt to present their recommendations for the next cycle's incentive compensation performance objectives, pool size and executive participants, taking into consideration external competitive benchmarks and anticipated economic value creation over each plan's three-year performance cycle.

2011 Compensation-Related Actions

        On February 21, 2012, the Committee met and approved all elements of compensation for the 2011 plan year for Mr. Miller, the executive team and the other executive officers. The Committee certified results and awarded payments under the 2011 MIP, the 2009-2011 Performance Share Plan, the 2009-2011 Performance Unit Plan, and vesting of the final tranche of the restricted stock units.

Payments Under the 2011 Management Incentive Plan

        The Committee approved management's recommendation of a 90% performance factor under its 2011 MIP. The Committee based its decision primarily on the fact that the Company's actual GAAP combined ratio was 95.8% against the primary performance objective of a GAAP combined ratio of 95% or better for payout at target. Other goals included the management of expenses in conjunction with the Company's changing earned premium levels; the management of the Company's ongoing specialty businesses; and optimizing capital management including debt and share repurchases and special dividends as appropriate. In setting the 90% performance factor, the Committee noted the success of the ongoing specialty businesses during 2011, with a GAAP combined ratio of 92.1% and 7.6% premium growth, balanced by an increase in the Company's run-off reserves as well as an underwriting loss and a loss resulting from the sale of AutoOne.

        Mr. Miller made a recommendation to the Committee with respect to the performance factor for each NEO's business unit or function as well as the MIP award for each NEO except for himself. Mr. Miller based the recommendations primarily on overall Company and business unit performance against the Company MIP goals. In making the recommendations, Mr. Miller also considered the achievement of the business or functional objectives for each NEO established at the beginning of the year and derived from the Company MIP goals, in addition to the other accomplishments of the NEOs and their department or function during the year. In determining the MIP performance factor for each business and function as well as each individual NEO except for Mr. Miller, the Committee primarily focused primarily on the Company's combined ratio. However, the Committee made slight adjustments to the awards of Messrs. McDonough, Romano, Crosby and Rich based upon its assessment of the performance of the Named Executive Officer's business unit or functional area relative to the business or functional objectives for each NEO established at the beginning of the year, including contributions to combined ratio, net written premiums, catastrophe management, expense management, and capital actions, as well as the other accomplishments of the NEO and his business or function during the year. Mr. Miller also provided the Committee with a summary of his assessment of the individual performance of each NEO.

        The Committee awarded Messrs. McDonough and Rich MIP scores below the overall Company score based upon Mr. Miller's recommendations as described above and its assessment of their achievement of their functional MIP objectives balanced by the fact that a larger portion of the overall MIP pool was allocated to specialty businesses that had strong performance in 2011. The Committee awarded Mr. Romano a MIP score above the overall Company score based primarily upon the successful year at OneBeacon Professional Insurance as well as his leadership on important Company-wide initiatives. The Committee awarded Mr. Crosby a MIP score based upon his contributions and leadership of the property and casualty- related specialty businesses. See "Annual Incentives (Management Incentive Plan)" on page 14, "—Summary Compensation Table" on page 21 and "—Management Incentive Plan" on page 22.

Payments under the 2009-2011 Long Term Incentive Cycle

        The performance goal for the 2009-2011 performance share cycle was 12% annual GBVPS with a minimum threshold performance of 5%. The Committee certified a GBVPS of 14.7% for the 2009-2011 performance cycle, resulting in a performance factor of 138.6% of target, and, using $15.23, the average closing price of the Company's common shares calculated using the closing price of the shares on each of the 5 trading days preceding February 21, 2012, the date that the Committee certified the performance factor, plus compounded dividends, resulting in payouts of $3,533,407, $636,029, $317,999 and $296,805 to Messrs. Miller, McDonough, Romano and Rich, respectively. See "—OneBeacon Long-Term Incentive Plans and Awards—Performance Shares" on page 23 and the "—Option Exercises and Stock Vested" table on page 26. Mr. Crosby, who joined us in July 2010, did not receive a 2009-2011 performance share award.

        The performance goal for the 2009-2011 performance unit plan cycle was 95% AECR with a minimum threshold performance of 99%. The Committee certified an AECR of 97.6% for the 2009-2011 performance cycle, resulting in a performance factor of 47% of target and payouts of $1,175,000, $211,500, $246,750, and $230,300 to Messrs. Miller, McDonough, Romano, and Rich, respectively. Mr. Crosby did not receive a 2009-2011 performance unit award.

        The performance goal for the 2011 vesting of the 2008 restricted stock unit award was GBVPS of 4% during the award period. The Committee certified GBVPS of 8.9%, resulting in 100% of the restricted stock units being earned and payouts of $211,797 and $56,259, to Messrs. Miller and McDonough, respectively. Under the terms of the plan, the payments were mandatorily deferred into the OneBeacon Stock Fund in the OneBeacon Deferred Compensation Plan and will be distributed in May, 2012. See "—Non-Qualified Deferred Compensation Plan for 2011" on page 27 of this proxy statement.

Restricted Stock Award for Mr. Miller

        In May 2011, Mr. Miller received a one-time grant of 630,000 shares of restricted stock to secure his continued services for an extended period of time as well as further align his interests with the interests of shareholders over the long term. In exchange for the award, he agreed to forego 35,000 performance shares per year for each of the next 6 years to the extent that such shares would be granted by the Committee (i.e., 210,000 performance shares in total) retroactive to February 2011. Shareholders approved the grant at the Annual Meeting in May 2011. See "—Restricted Stock Awards" on page 24.

2012 Compensation Actions

2012 Base Salaries

        The Committee confirmed base salaries of Mr. Miller and the other NEOs for 2012 at the same levels at 2011 except for the increase in Mr. Romano's salary of $50,000 to $400,000 as mentioned above. Mr. Romano received the salary increase based upon his continued superior leadership of OneBeacon Professional Partners and in recognition of his additional responsibilities in overseeing the OneBeacon Accident Group.

2012 Annual Bonus Targets

        The Committee also approved the annual bonus targets under the 2012 MIP for the NEOs at the same level as 2011.

2012 Management Incentive Plan Performance Goals

        The Committee set the 2012 MIP primary performance objective at a 93.7% adjusted combined ratio, together with secondary strategic objectives with respect to expense management and capital management. The 93.7% combined ratio represents an appropriately challenging performance goal for the 2012 MIP as we continue to fully transition to our new organization. The other performance goals are consistent with the Company's strategic and operational objectives including the reduction of expenses while continuing to write profitable specialty business, and substantially meeting these objectives will yield an expected payment at or near target.

2012-2014 Long-Term Incentive Awards

        The Committee granted 2012-2014 long-term incentive awards for Mr. Miller and the executive team consistent with prior year grants with a mix of performance shares and performance units in order to reduce volatility and more closely align compensation with financial and operating results. Effective February 21, 2012, Maureen Phillips was appointed as Senior Vice President and General Counsel of the Company. Concurrently therewith, the Company announced that Mr. Rich would remain as Senior Vice President and will remain with the Company through December 31, 2012 working on special projects. Because of this change, Mr. Rich did not receive 2012-2014 long-term incentive awards.

2012-2014 Performance Share Plan

        The Committee established target performance for the 2012-2014 award cycle of 10% average annual GBVPS calculated on an internal rate of return basis and including the impact of dividends paid. Given the current interest rate environment, this represents a challenging but achievable goal. Annual GBVPS of 3% or less would result in a payout of 0% and annual GBVPS of 17% or more would result in a payout of 200%. The value per share at vesting will be computed based on the average closing price on the 5 business days preceding the date that the Committee certifies performance under the plan plus the value of dividends over the three-year cycle. Mr. Miller received a grant of 88,830 performance shares. Mr. Miller's grant represents a reduction of 35,000 shares as a result of the restricted stock award he received last year. See "—Restricted Stock Award for Mr. Miller." Each of Messrs. McDonough, Romano and Crosby received a grant of 20,638, 12,383, and 12,383 performance shares, respectively.

2012-2014 Performance Unit Plan

        The Committee established target performance for the 2012-2014 award cycle at 93.7% AECR calculated based on the average of each of the three annual performance periods , which is an aggressive goal but reflects the Company's expectations relative to its specialty focus. A combined ratio of 97.7% or more would result in a payout of 0% and a combined ratio of 89.7% or less would result in a payout of 200%. Meeting or exceeding this target requires improved financial performance over the three-year cycle. Each unit has a value of $100. The AECR is the GAAP combined ratio adjusted to include all other income and other expense except items explicitly related to capital and investments. Mr. Miller received a grant of 22,500 performance units. Each of Messrs. McDonough, Romano and Crosby received grants of 3,750, 5,250 and 5,250 performance units, respectively.

        Mr. McDonough was granted 2012-2014 performance share and unit awards that were valued at approximately 12% less than his 2011-2013 long-term incentive awards. Messrs. Romano and Crosby were granted 2012-2014 performance share and unit awards approximately equal to their 2011-2013 long-term incentive awards. The overall size of the long-term incentive plan pool, and Mr. McDonough's award, were reduced by approximately 11% and 12% respectively, due primarily to the smaller size of the Company and the shifting of a greater proportion of awards to business unit employees. In keeping with rewarding strong business unit performance, and providing the appropriate incentives to attract and retain our business unit leaders, the awards of Messrs. Romano and Crosby were not reduced commensurate with the reduction in the overall pool.

Restricted Stock Awards for Messrs. Crosby and Romano

        On February 21, 2012, each of Messrs. Crosby and Romano was granted, effective March 1, 2012, 50,000 shares of restricted stock which will vest 50% on each of February 28, 2014 and February 28, 2015. These awards were part of a grant to certain key employees, primarily who are part of our specialty businesses and/or who closely support those businesses. The Committee made these awards with the intention of providing incentive for continued superior performance within the specialty businesses and in recognition that the 2009-2011 LTIP awards did not pay out commensurate with the superior specialty results over the 2009-2011 performance period.

Other Elements of Compensation

Retirement and Other Benefits

        We have no active pension plans. Benefit accruals under our qualified pension plan and our non-qualified supplemental pension plan were frozen for all employees in 2002. None of our executive officers is eligible to participate in or receive payments under any of our frozen pension plans.

        Executive officers and other key employees may participate in our non-qualified deferred compensation plan. Under the plan, participants may defer all or a portion of their annual MIP award and long-term incentive awards, which may be invested in various investment options including the OneBeacon Stock Fund which tracks the value of our common shares, and, as long as we remain part of the White Mountains group, the White Mountains Stock Fund which tracks the value of White Mountains shares. None of the investment options offered under these plans provides above-market rates of interest.

        All of our employees may participate in our qualified OneBeacon 401(k) Savings and Employee Stock Ownership Plan. We do not provide supplemental retirement benefits to any employees in connection with these plans. Our executive officers also participate in other employee benefit plans on the same terms as our other employees. These plans include health insurance, life insurance and charitable gift matching.

Perquisites

        Because of our belief in emphasizing performance-based compensation, we generally do not offer perquisites to our executive officers other than as described below and in the Summary Compensation Table on page 21 of this proxy statement. The perquisites that we offer our executives primarily consist of a housing/relocation allowance and related tax reimbursements.

        We allow Mr. Miller to use corporate aircraft for personal reasons. The Committee established an annual cap on Mr. Miller's personal use of the corporate aircraft of $125,000. Other trips are reimbursed by Mr. Miller at their full cost to the Company and are not considered a perquisite. $102,776, representing the actual out-of-pocket cost to the Company of the personal flights in 2011, is included in Mr. Miller's total compensation in the Summary Compensation Table on page 21. From time to time, an executive officer may take his spouse or other family members with him on a business trip. In this instance, we do not include the aggregate incremental cost to the Company to provide that portion of the flight in the executive's total compensation in the Summary Compensation Table because the additional passenger(s) do not increase the aggregate incremental cost of the flight. However, we impute to the executive's income the Standard Industry Fare Classification (SIFL) amount for the spouse and/or family's flight as required by the Internal Revenue Code. No other Named Executive Officer used corporate aircraft for personal reasons in 2011.

Board Fees

        Our executive officers, and White Mountains' executive officers, do not receive director fees for serving on the Company's or subsidiaries' boards of directors.

Employment Agreements

        We have no long-term employment agreements with our executive officers except those that govern their responsibilities and duties to the Company and its subsidiaries. All executive officers are deemed "at will" employees as are all OneBeacon employees. Certain of our NEOs have severance arrangements within their employment offer letters. The details of these agreements are disclosed under "—Employment Offer Letters" on page 22.

Severance Arrangements

        We do not have a formal severance policy; any recommended severance payment to an executive officer other than that set forth in an employment offer letter would be at the sole discretion of the Committee.

Change in Control

        We have no change in control agreements with our executive officers or key employees other than that found in our long-term incentive plans which govern our long-term incentive awards. The change in control provisions of our long-term incentive plans are described in more detail on page 27 under the heading "—Potential Payments Upon Termination or Change in Control—Long-Term Incentive Plans."

Stock Ownership Guidelines

        We do not currently have stock ownership guidelines. The Committee recognizes that a significant portion of executive compensation is in performance shares thus tied to the Company's stock performance over the long term. The Committee may review whether stock ownership guidelines are appropriate at some future date.

Clawback Policy

        The Committee adopted a Clawback Policy in June 2010 which provides that the Board of Directors may require any person who received a bonus or other long-term incentive compensation award to repay the Company part or all of such award if a restatement of the Company's financial statements is required by the Securities and Exchange Commission for failure to materially comply with any federal securities law that governs financial reporting as a result of such person's misconduct. Where the misconduct is fraudulent, the person must reimburse the Company for all such bonuses or long-term incentive compensation. The Committee is aware that the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank") requires all public companies to implement and disclose clawback policies for incentive-based executive compensation (including stock options). Dodd-Frank directs the SEC and the stock exchanges to adopt rules implementing this aspect of the bill, and once the rules are finalized and published, we will review the rules and our policy to ensure it is compliant.

Executive Hedging

        Dodd-Frank also requires companies to disclose whether their executives or directors are permitted to purchase hedging instruments that could offset decreases in the market value of company equity securities granted to, or held by, such executives or directors. The Company's Insider Trading Policy prohibits our directors, officers and employees from selling short Company securities and from buying or selling puts, calls or derivatives relating to Company securities.

Frequency of Say on Pay Shareholder Vote

        At the 2011 Annual Shareholders Meeting, a majority of shareholders voted for the advisory vote on say-on-pay to be held once every three years. In light of the voting results with respect to the frequency of shareholder votes on executive compensation, the Company has decided that it will conduct an advisory vote on the compensation of named executive officers once every three years.

Compensation Benchmarking

        From time to time, management or the Committee may engage a compensation consultant to assist with benchmarking. Management periodically engages in its own benchmarking exercise using a peer group of companies. As a result of the significant transformation we have undergone this past year, management changed the group of companies that it periodically reviews and benchmarks against for information regarding specific compensation matters. Going forward, we will review from time to time other specialty insurers including Argo Group International Holdings, W.R. Berkeley Corporation, HCC Insurance Holdings, Markel Corporation, Navigators Group, Inc. and RLI Corporation. We have not engaged in any formal or comprehensive benchmarking of executive compensation since 2007.

        The Committee reserves the right to work with its own compensation consultant as it deems necessary but generally believes that it should coordinate with management in working with a consultant to ensure seamless administration and clear communication between and among all parties. To the extent that the Committee determines to use a consultant in the future, the Committee would engage the consultant and similarly would have the ability to terminate the consultant. The consultant would report directly to the Committee. The Committee may, from time to time, commission work independent of management's knowledge or involvement, such as specific benchmarking with respect to the CEO's compensation. The Committee may request that a consultant meet with the Committee, sometimes in executive session, from time to time as necessary or appropriate.

Tax Considerations

        As a Bermuda-domiciled company, we do not receive a tax deduction for a certain portion of compensation paid to Messrs. Miller, McDonough and Rich. Messrs. Miller, McDonough and Rich provide services to, and are compensated by, the parent company in Bermuda and subsidiaries in the United States. We do not receive a tax deduction for the compensation paid by the parent company in Bermuda as Bermuda does not impose a corporate income tax. With respect to compensation paid to our NEOs in the United States, Section 162(m) would limit the deductibility of their compensation to $1,000,000 per individual to the extent the compensation is not performance-based as defined in Section 162(m). The Company is cognizant of Section 162(m) and generally seeks to structure its long-term incentive programs to permit the deductibility of the majority of such compensation paid to our NEOs. However, from time to time the Committee may approve compensation that will not meet the Section 162(m) requirements if, in the Committee's judgment, structuring compensation in such a manner better promotes the Company's interests. For example, the Mr. Miller's restricted stock award does not qualify for a deduction under Section 162(m). See "—Restricted Stock Award to Mr. Miller."

 REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of Company's Board of Directors has submitted the following report for inclusion in this proxy statement:

        Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

        The foregoing report is provided by the following directors, who constitute the Committee:

Lowndes A. Smith, Chairman
Raymond Barrette
Lois W. Grady
Kent D. Urness

Summary Compensation Table

        The following table sets forth the cash and certain other compensation paid by us and our subsidiaries for the fiscal year ended December 31, 2011, to our Chief Executive Officer, our Chief Financial Officer, and each of our three most highly compensated executive officers (collectively the "Named Executive Officers"). None of our Named Executive Officers is eligible to participate in our pension plans. The Company does not pay above-market earnings in its non-qualified deferred compensation plans.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total($)

T. Michael Miller,	2011	500,000	337,500	10,124,110	0	1,175,000	1,140,230	13,276,840
President and Chief Executive Officer	2010	500,000	2,010,657	1,624,038	16,670	0	91,444	4,242,809
	2009	500,000	3,209,959	1,357,541	0	0	135,554	5,203,054

Paul H. McDonough,	2011	375,000	131,300	282,028	0	211,500	12,994	1,012,822
Senior Vice President and Chief	2010	375,000	793,002	292,333	4,445	0	456,488	1,921,268
Financial Officer	2009	375,000	932,631	244,363	0	0	10,300	1,562,294

Paul F. Romano,	2011	350,000	200,000	149,314	0	246,750	10,535	956,598
Executive Vice President—Specialty	2010	350,000	1,094,556	146,159	0	0	10,554	1,601,269
Lines

Dennis A. Crosby,	2011	400,000	600,000	149,314	0	0	10,454	1,159,768
Executive Vice President—Specialty	2010	172,308	1,200,000	136,679	0	0	3,435	1,512,422
Lines

Bradford W. Rich,	2011	375,000	161,300	129,405	0	230,300	8,425	904,430
Senior Vice President and General	2010	375,000	513,407	136,413	0	0	9,074	1,033,894
Counsel	2009	375,000	838,703	114,033	0	0	9,723	1,337,459

(1)
All amounts shown represent annual bonus payments under MIP unless otherwise stated. Mr. Crosby's 2011 bonus            compensation consists of a $200,000 annual bonus and a sign-on bonus of $400,000. See "Compensation Discussion and Analysis" and "—Employment Offer Letters." Mr. Miller's 2010 bonus compensation consists of a $281,300 annual bonus, a retention bonus of $729,357 and a discretionary bonus of $1,000,000. Mr. McDonough's 2010 bonus compensation consists of a $131,300 annual bonus, a retention bonus of $386,702, a discretionary bonus of $200,000 and a relocation bonus of $75,000. Mr. Romano's 2010 bonus compensation consists of a $175,000 annual bonus, a retention bonus of $282,107, a discretionary bonus of $150,000 and a payment in lieu of a restricted stock unit award of $487,449. Mr. Crosby's 2010 bonus compensation consists of a $200,000 annual bonus and a sign-on bonus of $1,000,000. Mr. Rich's 2010 bonus compensation consists of a $131,300 annual bonus, a $182,107 retention bonus and a discretionary bonus of $200,000. Mr. Miller's 2009 bonus compensation consists of a $468,800 annual bonus and a retention bonus of $2,741,159. Mr. McDonough's 2009 bonus compensation consists of a $234,400 annual bonus and a retention bonus of $698,231. Mr. Rich's 2009 bonus compensation consists of a $284,000 annual bonus, a $454,703 retention bonus, and $100,000 of a $300,000 sign-on bonus. $200,000 of the sign-on bonus was paid in 2007.

(2)
Represents the aggregate grant date fair value of performance share grants as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718") without regard to forfeitures. Other than the forfeiture by Mr. Miller of 35,000 2011-2013 performance shares in May 2011 in consideration of his restricted stock award, there were no forfeitures among the Named Executive Officers during 2011. The 35,000 performance shares that were forfeited have a grant date fair value of $480,550. For a discussion of the assumptions used in calculating the fair value of the awards under ASC Topic 718, see Note 9 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for each of the years ended December 31, 2011, 2010 and 2009, respectively ("Note 9"). The Company's Annual Report on Form 10-K for the year ended December 31, 2011 was filed with the Securities and Exchange Commission on February 28, 2012. See "—Grants of Plan-Based Awards", "—Option Exercises and Stock Vested", "—OneBeacon Long-Term Incentive Plans" and "—Outstanding Equity Awards at Fiscal Year End." Assuming achievement of a maximum performance factor of 200%, the grant date fair value of the 2011-2013 performance share awards is as follows: Mr. Miller—$2,986,220; Mr. McDonough—$564,056; Mr. Romano—$298,628; Mr. Crosby—$298,628; and Mr. Rich—$258,811.

(3)
No option awards were made in 2011. Each IPO Option (defined below) has an exercise price of $25.47 per share. The exercise price was adjusted from $30.00 per share in May 2008 in connection with a special dividend of $2.03 per share paid in March 2008 to all shareholders of record (the "2008 Special Dividend") and from $27.97 per share in November 2010 in connection with a special dividend of $2.50 per share paid in September 2010 to all shareholders of record (the "2010 Special Dividend"). The IPO Options vested in equal installments on each of November 9, 2009, 2010 and 2011. The term of the IPO Options is five and a half years. The values shown for 2010 represent the grant date fair value of the exercise price adjustments. See "—Outstanding Equity Awards at Fiscal Year End." For a discussion of the assumptions used in calculating the fair value of the awards under ASC Topic 718, see Note 9 and "OneBeacon Long-Term Incentive Plans-Stock Options."

(4)
Represents amount earned with respect to 2009-2011 performance units.

(5)
Represents Company contributions to the OneBeacon 401(k) Savings and Employee Stock Ownership Plan unless otherwise stated. Mr. Miller's other compensation includes $102,776 in personal use of Company-provided aircraft and $1,026,900 in dividends earned in 2011 with respect to his restricted stock granted in May 2011. Mr. McDonough's compensation includes relocation benefits of $1,500 and related tax assistance of $1,193. All perquisites, including personal use of Company-provided aircraft, were valued based upon the aggregate incremental cost to the Company, which was the actual out-of-pocket cost to the Company to provide the benefit.

Employment Offer Letters

Offer Letter for Mr. McDonough

        Mr. McDonough's offer letter provides that, under certain circumstances if his employment is terminated, he is entitled to a separation payment equal to two years of salary and bonus.

Offer Letter for Mr. Romano

        Mr. Romano's offer letter provides that, in addition to our customary benefits, he would receive a sign-on bonus of $2,000,000. $1,500,000 of the bonus was paid within 30 days of employment and $500,000 of the bonus was paid in April 2009. Mr. Romano also was granted performance shares and restricted stock units upon the start of his employment. See "—Summary Compensation Table", "—Outstanding Equity Awards at Fiscal Year End", and "—Option Exercises and Stock Vested." Mr. Romano's offer letter provides that, under certain circumstances if his employment is terminated, he is entitled to a separation payment equal to twelve months of salary.

Offer Letter for Mr. Crosby

        Mr. Crosby's offer letter provides that, in addition to our customary benefits, he would receive a sign-on bonus of $1,800,000, $1,000,000 of which was paid within 30 days of employment, $400,000 of which was paid in March 2011 and $400,000 of which was paid in March 2012. Mr. Crosby's offer letter provides that, under certain circumstances if his employment is terminated, he is entitled to a separation payment equal to two years of salary and bonus.

Offer Letter for Mr. Rich

        Mr. Rich's offer letter provides that, in addition to our customary benefits, he would receive a sign-on bonus of $300,000, $200,000 of which was paid within 30 days of employment and $100,000 of which was paid in March 2009. Mr. Rich's offer letter also provides that, under certain circumstances if his employment is terminated, he is entitled to a separation payment equal to two years of salary and bonus.

Management Incentive Plan

        We provide annual cash incentive opportunities to our executive officers and key employees through our MIP. The aggregate annual MIP bonus pool can range depending upon Company performance in a number of categories established early in each performance year, typically including some or all of our long-term financial goals and other specific operational goals as determined by the Compensation Committee. In addition, the Compensation Committee recognizes non-financial measures when making its overall assessment of Company performance. Other non-financial goals may include achieving net written premium growth, effective capitalization, completing transactions that create long-term economic value, and managing aggregate catastrophic exposure. Individual incentive payments can vary widely around the pool average. There is no cap (other than the size of the pool) on any individual award. However, each participant is given a target expressed as a percentage of base salary. With limited exceptions, participants must be employed through the payment date in order to receive a payment under the MIP.

Grants of Plan-Based Awards

        The following table sets forth the plan-based awards granted to the Named Executive Officers in the fiscal year ended December 31, 2011. The Company did not grant any stock options or restricted stock units during 2011.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
						Estimated Future Payouts Under Equity Incentive Plan Awards(2)
										Grant Date Fair Value of Stock Awards ($)(4)
		Non- Equity Incentive Plan Awards (#)							All Other Stock Awards: Number of Shares of Stock or Units

Name	Grant Date(2)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

T. Michael Miller	2/22/2011					0	108,748	217,496		1,493,110
	2/22/2011	22,500	0	2,250,000	4,500,000
	5/24/2011								630,000	8,631,000

Paul H. McDonough	2/22/2011					0	20,541	41,082		282,028
	2/22/2011	4,250	0	425,000	850,000

Paul F. Romano	2/22/2011					0	10,875	21,750		149,314
	2/22/2011	5,250	0	525,000	1,050,000

Dennis A. Crosby	2/22/2011					0	10,875	21,750		149,314
	2/22/2011	5,250	0	525,0001	1,050,000

Bradford W. Rich	2/22/2011					0	9,425	18,850		129,405
	2/22/2011	4,550	0	455,000	910,000

(1)
Consists of performance shares and performance units granted under the 2007 Plan. The 2011-2013 performance shares shown for Mr. Miller represent the total amount granted in February 2011 without regard to the 35,000 shares that Mr. Miller forfeited in May 2011 in consideration of the grant of his restricted stock.

(2)
Represents in descending order for each Named Executive Officer: 2011-2013 performance shares, 2011-2013 performance units, and for Mr. Miller, restricted stock. See Note 4 to the Summary Compensation Table.

(3)
Mr. Miller's restricted stock vests one quarter on each of February 22, 2014, 2015, 2016 and 2017. See "—Restricted Stock Awards" for the material terms of the award.

(4)
Represents the aggregate grant date fair value of the performance shares awarded during 2011. For a discussion of the assumptions used in calculating the fair value of the awards under ASC Topic 718, see Note 9. Assuming achievement of a maximum performance factor, the grant date fair value of the 2011-2013 performance share awards is as follows: Mr. Miller—$2,986,220; Mr. McDonough—$564,056; Mr. Romano—$298,628; Mr. Crosby—$298,628; and Mr. Rich—$258,811.

OneBeacon Long-Term Incentive Plans and Awards

        The Board of Directors has adopted the OneBeacon Long-Term Incentive Plan and the 2007 Plan. The terms of the plans are substantially the same. The 2007 Plan allows for the award of incentive or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. All awards granted will vest if (i) there is a change in control in OneBeacon and (ii) within 24 months of the change in control, the recipient is terminated, other than for cause, or there is an adverse change in the plan. See "—Potential Payments Upon Termination or Change in Control—Long-Term Incentive Plans." Awards are generally forfeited if the holder terminates employment prior to the end of the award period. Prorated awards may be paid in the event of a termination of employment due to death, disability or retirement. In order to be eligible to receive an award under the 2007 Plan, all executive officers and key employees must enter into a Confidentiality and Non-Solicitation Agreement which prohibits employees from soliciting customers and certain potential customers of the Company and soliciting or hiring employees for a period of 12 months following termination of employment.

Performance Shares

        Performance shares are awards of phantom shares which are earned if performance goals established by the Compensation Committee are satisfied over a specified award period. The value earned by an employee pursuant to an award of performance shares is generally equal to the number of shares earned with respect to the award period (which may not be more than 200% of the target number of shares awarded) multiplied by the average closing price of a common share for the 5 days preceding the date that the Compensation Committee certifies performance plus any dividends paid during the performance period. Set forth below is a summary of our outstanding award cycles, including the cycle that vested as of December 31, 2011 and was paid out in March 2012.

        For purposes of the 2009-2011 award cycle, GBVPS was calculated using Growth in Adjusted Book Value per Common Share, including compounded dividends. For the other award cycles, GBVPS was not adjusted and includes accumulated dividends.

LTIP Performance Cycle	Minimum (0%) Performance Goal	Target (100%) Performance Goal	Maximum (200%) Performance Goal
2009-2011	5% average annual GBVPS	12% average annual GBVPS	19% average annual GBVPS
2010-2012	5% average annual GBVPS	12% average annual GBVPS	19% average annual GBVPS
2011-2013	4% average annual GBVPS	11% average annual GBVPS	18% average annual GBVPS

Performance Units

        Set forth below is a summary of our outstanding performance unit award cycles, including the cycle that vested as of December 31, 2011 and was paid out in March 2012. The value of the 2009-2011, 2010-2012 and 2011-2013 performance units is $100 per unit. AECR is a non-GAAP financial measure which we believe is indicative of our underwriting performance.

LTIP Cycle	Minimum (0%) Performance Goal	Target (100%) Performance Goal	Maximum (200%) Performance Goal
2009-2011	AECR of 99%	AECR of 95%	AECR of 91%
2010-2012	AECR of 99%	AECR of 95%	AECR of 91%
2011-2013	AECR of 98%	AECR of 94%	AECR of 90%

Stock Options

        In 2006, we granted non-qualified options (the "IPO Options") with an exercise price of $30.00, or 20% above the initial public offering price. We have adjusted the exercise price twice in connection with special dividends. See Note 3 to the Summary Compensation Table for the material terms of the IPO Options and exercise price adjustments.

Restricted Stock Units

        To address a shortfall in the value of the IPO Options, the Committee granted restricted stock units to each of the actively employed IPO Option recipients, including the Named Executive Officers. The units vested one-third on each of November 9, 2009 ("2009 Units"), 2010 ("2010 Units") and 2011 ("2011 Units") and upon the attainment of growth of 4% per cycle in adjusted book value per common share. The performance goal for the 2009 Units was not attained by the 2009 performance measurement date of December 31, 2009. Performance for the 2009 Units was reassessed at the 2010 performance measurement date of December 31, 2010 for partial payout of 75% of the 2009 Units and 100% of the 2010 Units. Performance for the 2011 Units was assessed on December 31, 2011, and 100% of the 2011 Units were earned at that time. At vesting, each participant also received $0.84 per earned unit plus accumulated dividend equivalents.

        Upon vesting and attainment of the performance goal, the units and accumulated dividend equivalents were mandatorily deferred into the Deferred Compensation Plan (defined below), with payment scheduled for May 2012. Payment will be made in a single lump sum in the form of cash, common shares, or a combination of cash and shares, as determined by the Compensation Committee.

Restricted Stock Awards

Restricted Stock Award for Mr. Miller

        In May 2011, Mr. Miller was granted 630,000 shares of restricted stock to secure his continued services for an extended period of time. In exchange for foregoing some future performance share allocations, the Committee made a one-time grant of restricted stock to Mr. Miller equal to three times the foregone performance shares. Mr. Miller's 2011 and 2012 performance share awards were reduced by 35,000 shares and his future performance shares will be reduced by 35,000 shares per year continuing through 2016 (i.e. 210,000 foregone performance shares in total). 25% of the shares of restricted stock will vest on each of February 22, 2014, 2015, 2016 and 2017. In the event of a change in control, the restricted stock would vest if Mr. Miller was terminated other than for cause, was demoted or suffered a material reduction in his compensation opportunity within 24 months of the change in control. In addition, the shares would vest following a change in control if Mr. Miller was required to commute to another office for more than 18 months or was required to relocate his principal residence. Other than following a change in control, in the event of voluntary termination or termination for cause, Mr. Miller would forfeit all unvested shares. If Mr. Miller is terminated without cause, the restricted stock would vest pro-rata based on the period of time from the grant date through Mr. Miller's termination date with a minimum vesting of 50%, taking into account already vested shares, in lieu of any severance payments.

Restricted Stock Awards for Key Employees

        In February 2012, certain key employees, including each of Messrs. Crosby and Romano, were granted, effective March 1, 2012, shares of restricted stock which will vest 50% on each of February 28, 2014 and February 28, 2015. These awards were made primarily to key employees who are part of our specialty businesses and/or who closely support those businesses.

Outstanding Equity Awards at Fiscal Year End

        The following table summarizes the option and stock awards to our Named Executive Officers that were outstanding as of December 31, 2011:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

T. Michael Miller	277,826	0		25.47	5/9/2012			181,229	2,059,964
								630,000	9,695,700

Paul H. McDonough	74,087	0		25.47	5/9/2012			39,888	495,996

Paul F. Romano								20,548	258,410
								23,7685	523,847

Dennis A. Crosby								20,548	258,410

Bradford W. Rich								18,453	228,690

(1)
Represents IPO Options. See Note 3 to the Summary Compensation Table.

(2)
See Note 3 to the Summary Compensation Table and "—OneBeacon Long-Term Incentive Plans-Stock Options" for the material terms of the IPO Options and the exercise price adjustments.

(3)
Equity incentive plan awards not yet vested as of December 31, 2011 include:

Name	2010-2012 Performance Shares (at target)	2011-2013 Performance Shares (at target)	Restricted Stock(1)
T. Michael Miller	107,481	73,748	630,000
Paul H. McDonough	19,347	20,541
Paul F. Romano	9,673	10,875	23,768
Dennis A. Crosby	9,673	10,875
Bradford W. Rich	9,028	9,425

(1)
Mr. Romano's award represents unvested restricted stock units granted pursuant to his offer letter which vest on April 1, 2012 upon the attainment of 4% average annualized GBVPS over the award period. The restricted stock units earn dividend equivalents which will vest and be settled at the same time and in the same manner as the restricted stock units.

  Performance share amounts and payout values are based on the closing price of the Class A common shares of the Company on December 31, 2011 at an estimated payout of 35.7% of target for the 2010-2012 cycle and 100% of target for the 2011-2013 cycle. The 2010-2012 performance shares include accumulated dividends of $5.18 per earned share. The 2011-2013 performance shares include accumulated dividends of $1.84 per earned share. Restricted stock value is based upon the closing price of the Class A common shares of the Company on December 31, 2011. Mr. Romano's restricted stock units include accumulated dividend equivalents of $6.65 per unit. See "OneBeacon Long-Term Incentive Plans—Performance Shares" and "—Restricted Stock Award for Mr. Miller."

Option Exercises and Stock Vested

        The following table summarizes the performance share awards for the 2009-2011 cycle and restricted stock units under the OneBeacon Long-Term Incentive Plan that vested during the fiscal year ended December 31, 2011; no options were exercised during 2011.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

T. Michael Miller	161,142	3,519,338
	8,533	214,357
Paul H. McDonough	29,006	633,496
	2,267	56,939
Paul F. Romano	14,502	316,733
Dennis A. Crosby	0	0
Bradford W. Rich	13,536	295,624
(1)
Represents in descending order 2009-2011 performance shares and restricted stock units granted under the 2007 Plan. Represents 137.1% of target shares awarded for the 2009-2011 performance cycle, and 100% of the 2011 Units. The performance shares vested on December 31, 2011 and the restricted stock units vested on November 9, 2011 and were earned based on December 31, 2011 performance results, resulting in the payouts set forth in Footnote 2 below. See "—Compensation Discussion and Analysis" and "—OneBeacon Long-Term Incentive Plans-Restricted Stock Units."

(2)
Value of the 2009-2011 performance shares based on performance at 137.1% of target as accrued at December 31, 2011 and $15.39, the closing price of OneBeacon common shares on December 31, 2011, plus compounded dividends of $6.45. Actual amounts paid in March 2012, based on performance at 138.6% of target, $15.23 (average price of OneBeacon common shares calculated using the closing price on each of the 5 trading days preceding February 21, 2012, the date that the Compensation Committee certified performance) plus compounded dividends of $6.46, were as follows: Mr. Miller—$3,533,407; Mr. McDonough—$636,029; Mr. Romano—$317,999; and Mr. Rich—$296,805. Value of the restricted stock units based on $15.39, the closing price of OneBeacon common shares on December 31, 2011, plus $9.73 per share in accumulated dividends. Actual amounts paid in March 2012, based on 100% vesting of 2011 Units, $15.09 (the average of the high and low share prices of OneBeacon common shares on February 21, 2012, the date of the Compensation Committee meeting), plus $9.73 per share in accumulated dividend equivalents: Mr. Miller—$211,797; and Mr. McDonough—$56,259. Amounts earned with respect to the restricted stock units were mandatorily deferred into the Deferred Compensation Plan with payment scheduled for May 2012. See "—OneBeacon Long-Term Incentive Plans-Restricted Stock Units."

Pension Plan

        Benefit accruals under our qualified defined benefit pension plan and our non-qualified supplemental plan were frozen for all participating employees as of December 31, 2002. None of the Named Executive Officers is eligible for our defined benefit pension plans based on their hire dates.

Deferred Compensation Plan

        The Named Executive Officers are eligible to voluntarily participate in our unfunded, non-qualified plan for the purpose of deferring current compensation (the "Deferred Compensation Plan").

        Participants can choose to defer all or a portion of qualifying remuneration payable (consisting of up to 100% of annual bonus and/or long-term incentive compensation), which can be invested in various investment options including the OneBeacon Stock Fund and the White Mountains Stock Fund. None of the investment options offered under the Deferred Compensation Plan provides an above-market rate of interest. As of December 31, 2011, none of the Named Executive Officers had voluntarily deferred any compensation into the Deferred Compensation Plans. Amounts earned with respect to the restricted stock units were mandatorily deferred into the Deferred Compensation Plan.

Non-Qualified Deferred Compensation for 2011

Name	Executive Contributions in Last FY($)(1)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE($)

T. Michael Miller	325,323	0	89,820	0	415,143
Paul H. McDonough	86,414	0	23,858	0	110,272
Paul F. Romano
Dennis A. Crosby
Bradford W. Rich
(1)
Represents the deferral of amounts earned with respect to vesting of restricted stock units in March 2011, which were mandatorily deferred into the OneBeacon Stock Fund in the Deferred Compensation Plan pursuant to the terms of the awards.

(2)
Represents net appreciation in the participant's account in the Deferred Compensation Plan resulting from performance of the OneBeacon Stock Fund.

Potential Payments Upon Termination or Change in Control

        The table below summarizes the amounts that would be payable to our Named Executive Officers under our long-term incentive plans ("LTIP") in the event of involuntary termination, death or disability, or a termination following a change in control as well as severance that would be payable under our offer letters with certain of our NEOs.

Required Maximum Payouts(1)

Name		Involuntary Termination/ Separation($)(2)	Voluntary Termination/ Retirement($)	Death or Disability($)(3)	Change in Control with Termination($)(4)

T. Michael Miller	LTIP	4,847,850	—	3,508,475	14,009,849
	Severance	—	—	—	—

Paul H. McDonough	LTIP	—	—	413,296	824,952
	Severance	1,125,000	—	—	1,125,000

Paul F. Romano	LTIP	—	—	852,130	1,243,955
	Severance	350,000	—	—	350,000

Dennis A. Crosby	LTIP	—	—	305,577	579,335
	Severance	1,200,000	—	—	1,200,000

Bradford W. Rich	LTIP	—	—	290,566	656,268
	Severance	1,125,000	—	—	1,125,000

(1)
Based upon $15.39, the closing price of OneBeacon Class A common shares on December 31, 2011; $5.18 per share representing accumulated dividends for 2010-2012 performance shares; $1.84 per share representing accumulated dividends for 2011-2013 performance shares; and $6.65 representing accumulated dividend equivalents for Mr. Romano's restricted stock units. These amounts exclude accelerated vesting of out-of-the money stock options that were not otherwise vested at December 31, 2011.

(2)
The amount shown for Mr. Miller includes his restricted stock which would vest pro-rated for time (but at not less than 50%) less any shares previously vested.

(3)
Amounts shown are based on actual performance, not less than 50%, as of December 31, 2011 for the 2010-2012 performance shares and 100% for the 2011-2013 performance shares and performance units, Mr. Romano's restricted stock units and Mr. Miller's restricted stock. The amount shown for Mr. Miller's restricted stock represents the pro-rated number of shares that would vest through December 31, 2011. Amounts exclude 2009-2011 performance shares and performance units and restricted stock units that vested on December 31, 2011.

(4)
All amounts shown are valued at 100% of target for 2010-2012 and 2011-2013 performance shares and performance units, Mr. Miller's restricted stock and Mr. Romano's restricted stock units. In the event of termination following a change in control, 100% of Mr. Miller's restricted stock and Mr. Romano's restricted stock units would vest as of the termination date. Amounts exclude 2009-2011 performance shares and performance units and restricted stock units that vested on December 31, 2011. See "—Summary Compensation Table" and "—Nonqualified Deferred Compensation for 2011."

Severance Agreements

        We have no formal severance arrangements with our Named Executive Officers, other than those contained in employment offer letters or pursuant to our long-term incentive plans. Severance benefits for our Named Executive Officers, if any, are as disclosed in "—Employment Offer Letters" on page 22 or as determined by the Compensation Committee from time to time in its sole discretion.

Long-Term Incentive Plans

        Under our long-term incentive plans, certain events such as retirement, death or disability or a change in control of the Company coupled with involuntary or constructive employment termination or amendment to such plans materially adverse to its participants, may cause stock options to become partially exercisable and performance shares, performance units and restricted stock units to become payable in full or in part as outlined below.

        None of our Named Executive Officers would have been entitled to receive any compensation with respect to outstanding award grants under our long-term incentive plans in the event of voluntary termination of employment or retirement on December 31, 2011.

        In the event of death or disability, the Named Executive Officers or their beneficiaries would receive a pro-rated payment based on the number of full or partial months of service during the award period. For long-term incentive plan awards, the award payment is calculated based on the actual performance attained through the last day of the calendar year in which the death or disability occurred, with an assumed performance factor of not less than 50% for the 2010-2012 performance shares. For the 2011-2013 performance shares and performance units, payment is based on an assumed performance factor of 100% regardless of actual performance. For restricted stock units, payment is based on vested units plus the accelerated vesting of units that would have vested at the next scheduled vesting date, along with payment of accumulated dividend equivalents. For Mr. Miller's restricted stock, payment is based on a pro-rated number of shares through the date of death or disability.

        In the event of a change in control, followed by involuntary termination, constructive termination, or materially adverse amendment to our long-term incentive plans within 24 months of the change in control ("qualifying events"), for outstanding 2011-2013 performance shares and performance units, the Named Executive Officers would receive a pro-rated payment based on the full or partial months that have elapsed during the award period, the greater of the actual performance factor through the end of the period in which the qualifying event occurs and an assumed performance factor of 100%, and, for performance shares, the greater of share price immediately prior to or on the date of the qualifying event. For 2010-2012 performance shares and units, payment is based on an assumed performance factor of 100% regardless of actual performance. For restricted stock units, payment is based on the accelerated vesting of all unvested restricted stock units, and payment of the accumulated dividend equivalents. In the event of termination for cause, all outstanding long-term incentive awards would be forfeited.

        A change in control is defined as (i) a third party acquiring more than 35% of OneBeacon's common shares (on an economic basis) and more of OneBeacon's common shares than White Mountains owns (also on an economic basis), (ii) the continuing directors ceasing to constitute a majority of the OneBeacon board, or (iii) OneBeacon disposing of substantially all of its assets to a third party. Upon a qualifying event following a change in control, the manager in question will vest in (i) 100% of his or her options and restricted stock units and (ii) the pro rata portion of his or her performance shares and performance units earned at the time of the termination at an assumed 100% payout percentage.

        Our long-term incentive plans do not provide for tax reimbursements for excess parachute payments that may result from a change in control.

COMPENSATION OF DIRECTORS

        The following table summarizes the compensation paid to or earned by our directors during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total($)

Morgan W. Davis	89,000	—	89,000

Lois W. Grady	28,000	75,000	103,000

Richard P. Howard	10,000	75,000	85,000

Ira H. Malis	44,000	75,000	119,000

Lowndes A. Smith	203,500	75,000	278,500

Kent D. Urness	159,000	—	159,000

(1)
Includes annual Board retainer and meeting fees. Includes Chairman of the Board retainer, Chairman of Compensation Committee retainer and Audit Committee retainer for Mr. Smith. Includes Chairman of Audit Committee retainer for Mr. Urness. Includes Audit Committee Retainer for Mr. Malis.

(2)
Represents annual Board retainer based upon the grant date fair value of the shares, as determined in accordance with ASC Topic 718.

        Our directors who are not employed by us or White Mountains are entitled to the following compensation for service on the Board of Directors and Board committees:

  •
  Annual compensation of $75,000 for each member of the Board, $150,000 annually for the Chairman of the Board, $50,000 annually for the Chairman of the Audit Committee, $10,000 annually for each member of the Audit Committee and $7,500 annually for each committee chairperson, other than the Audit Committee Chairman; and

  •
  Each director will receive a fee of $2,000 for each meeting of the Board or meeting of any committee on which he or she serves that he or she attends.

        Directors may elect to receive shares in lieu of cash for the annual retainer. We reimburse our directors for reasonable costs and expenses incurred in connection with attendance at Board and Board committee meetings.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Approval of Related Person Transactions

        The Audit Committee pursuant to its Charter reviews and approves all related party transactions. For purposes of the Audit Committee's oversight responsibility, a related party transaction is defined as any transaction that is required to be disclosed in the Company's proxy statement—a transaction of more than $120,000 in which the Company and a director, executive officer or 5% or more shareholder or their immediate family members are participants and have a direct or indirect material interest. In addition, pursuant to a provision in the Company's Bye-Laws, any transaction between the Company and White Mountains or any officer, director or employee of White Mountains or any of their affiliates must be approved either by a majority (a) of the disinterested directors or (b) holders of a majority of common shares, excluding common shares held by White Mountains. In the course of its review and approval of a disclosable related party transaction, the Audit Committee or the disinterested directors as the case may be considers:

  •
  the nature of the related person's interest in the transaction; and

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction.

        Any member of the Audit Committee who is a related person with respect to a transaction under review, or any director or officer of White Mountains who is also a director of the Company, may not participate in the deliberations or vote respecting approval of the transaction but may be counted in determining the presence of a quorum at a meeting of the Audit Committee or the full Board as the case may be.

        During 2011, the Audit Committee approved all transactions with related persons occurring since the beginning of the Company's calendar year.

Transactions with Related Persons

White Mountains

Separation Agreement

        In connection with the initial public offering of the Company's common shares and a related internal reorganization, the Company entered into a Separation Agreement dated November 14, 2006 with White Mountains (the "Separation Agreement") to address a number of operational, administrative and financial matters relating to the fact that OneBeacon would no longer be a wholly-owned subsidiary of White Mountains. These matters included, among others, the administration of payroll, employee benefits programs, deferred compensation and 401(k) plans, OneBeacon's travel and logistics office, certain information technology assets and functions and certain agreements with respect to finance and tax arrangements. For the year ended December 31, 2011, OneBeacon recorded expenses of approximately $449,000 and revenues of approximately $2.4 million for services under the Separation Agreement that OneBeacon received from or provided to White Mountains and its subsidiaries, respectively.

        In February 2012, the Separation Agreement was amended to allow each of White Mountains and the Company to periodically determine the cost for tax purposes of certain services delivered by one party to the other from time to time which are eligible to be charged to the recipient of the service, but are not charged, under the Separation Agreement. White Mountains and/or the Company, as the case may be, will deduct the value of such services from its annual tax returns, and will pay the other party an amount equal to the value of the annual tax benefit. For 2011, the Company will deduct approximately $255,000 and will derive a tax benefit of approximately $89,000 from the deduction, resulting in a payment to White Mountains of that amount when the Company files its 2011 federal tax returns.

Investment Management Agreement with White Mountains Advisors LLC

        Under the Master Investment Management Agreement dated as of October 1, 2010, by and between OneBeacon and WM Advisors (the "WMA Agreement"), as amended, WM Advisors supervises and directs the fixed income and alternative investment portion of OneBeacon's investment portfolio. OneBeacon has agreed to pay annual investment management fees generally based on the quarter-end market values held under custody as set forth in the table below:

Assets Under Management	Annual Fee
Investment Grade Fixed Income:
—Up to $1 billion	10.0 basis points
—Next $1 billion	8.5 basis points
—Next $3 billion	7.5 basis points
—Greater than $5 billion	2.5 basis points
High Yield	25.0 basis points
Equities	100.0 basis points
Hedge Funds	100.0 basis points
Private Equities & Deferreds
First 2 years of fund's life (committed)	100.0 basis points
Thereafter (fair value)	100.0 basis points
Affordable housing credit funds
First year of fund's life (committed)	100.0 basis points
Thereafter (fair value)	10.0 basis points

        WM Advisors is paid a quarterly fee for treasury management services computed at the annual rate of 1.75 basis points (0.0175%) of the aggregate value of net assets on an annual basis. OneBeacon incurred approximately $3.9 million in fees for investment management services provided by WM Advisors under the WMA Agreement and approximately $453,000 in treasury management fees, with respect to services rendered for the fiscal year ending December 31, 2011. The agreement may be terminated by either party upon 60 days prior written notice.

OneBeacon U.S. Holdings, Inc. Guarantee

        White Mountains provides an irrevocable and unconditional guarantee as to the payment of principal and interest (the "Guarantee") on OneBeacon U.S. Holdings, Inc. ("OBH"), a wholly-owned subsidiary of the Company, formerly Fund American Companies, Inc., 5.875% Senior Notes due 2013 (the "Senior Notes"). In May 2003, OBH, formerly a subsidiary of White Mountains, issued

$700 million face value of Senior Notes which bear an annual interest rate of 5.875% and have a maturity date of May 15, 2013. As of December 31, 2011, $269.9 million face value of Senior Notes remained outstanding.

        In consideration of this Guarantee, OneBeacon has agreed to pay a specified fee to White Mountains in the amount of 25 basis points per annum on the outstanding principal amount of the Senior Notes. Such payment will be made on a semi-annual basis in arrears. OneBeacon has further agreed that if White Mountains' voting interest in the Company falls below 50%, OneBeacon will redeem, exchange or otherwise modify the Senior Notes in order to fully and permanently eliminate White Mountains' obligations under the Guarantee (the "Guarantee Elimination"). White Mountains has agreed to provide written notice to OneBeacon when its voting interest in OneBeacon has been reduced below 50%. OneBeacon shall have 180 days from the receipt of such notification to complete the Guarantee Elimination. If the Guarantee Elimination is not completed within the initial 180-day period, the Guarantee fee shall increase by 200 basis points. The Guarantee fee shall further increase by 100 basis points for each subsequent 90-day period thereafter, up to a maximum Guarantee fee of 425 basis points, until the Guarantee Elimination has been completed. All expenses associated with the elimination of the Guarantee will be borne by OneBeacon. The Company incurred approximately $905,000 in fees for the provision of the Guarantee for the fiscal year ended December 31, 2011.

        White Mountains has a revolving credit facility which provides for borrowing up to a maximum of $375 million and which contains restrictive financial covenants. A breach of these covenants could result in an event of default under the credit facility which would allow lenders to declare all amounts owed under the credit facility to be immediately due and payable. A failure to pay principal or interest on the credit facility could trigger cross acceleration provisions contained in the indenture of our Senior Notes. If we or White Mountains defaults under a credit agreement, mortgage or similar debt agreement with a principal amount greater than $25 million, including White Mountains' credit facility, and such default results in the acceleration of such debt, there is a default under the Senior Notes which would permit the trustee or holders of 25% or more of the Senior Notes to declare an event of default under the indenture documents governing the Senior Notes resulting in a required repayment of the Senior Notes. As of December 31, 2011, the White Mountains revolving credit facility was undrawn.

Sale of OneBeacon Holdings (Luxembourg) S.à r.l. to White Mountains

        On January 24, 2012, OneBeacon Holdings Gibraltar Limited, an indirect wholly owned subsidiary of the Company ("OneBeacon Gibraltar"), sold all of the issued and outstanding shares of OneBeacon Holdings (Luxembourg) S.à r.l. ("OB Lux") to White Sands Holdings (Luxembourg) S.à r.l., an indirect wholly owned subsidiary of White Mountains, for $24,680,585, or $13,998,416 over book value of $10,682,169. A special committee of the board of directors of the Company was formed to consider and approve this transaction. The special committee engaged legal and financial advisors to assist with its consideration of the transaction. Among other factors the special committee considered in approving the transaction was the opinion issued by Deloitte Corporation Finance LLC to the committee (the "Opinion") that the consideration received by OneBeacon Gibraltar in the transaction for all of the issued and outstanding shares of OB Lux was fair from a financial point of view to OneBeacon Gibraltar. The Opinion was (i) addressed to the special committee; (ii) provided solely for the use of the special committee (solely in its capacity as such) in connection with its evaluation of the transaction and may not be relied upon or used by any other person or entity or for any other purpose; (iii) subject to various assumptions, qualifications and limitations on the review undertaken, (iv) does not constitute a recommendation to any person or entity with respect to any investment decision or otherwise; and (v) does not address the underlying business decision of the special committee to approve, or the Company or OneBeacon Gibraltar to engage in, the transaction, or the relative merits of the transaction as compared to any alternative transactions or business strategies that might be available to the Company or OneBeacon Gibraltar.

Sale of Esurance

        On October 7, 2011, White Mountains completed the sale of White Mountains, Inc. and its subsidiaries, which held its Esurance business ("Esurance"), and Answer Financial Inc. and its subsidiaries to The Allstate Corporation (the "Esurance Transaction"). Accordingly, effective as of the closing date of the Esurance Transaction, White Mountains ceased to own the Esurance business and it is no longer considered a related party to OneBeacon.

Esurance Trust

        As part of the Esurance Transaction, OneBeacon Insurance Company ("OBIC") established and funded a reinsurance trust for the benefit of Esurance Insurance Company ("EIC") and Esurance Insurance Company of New Jersey ("EICNJ"), entities that were transferred by OBIC to Esurance during the period 2003-2006, to collateralize certain known liabilities that OBIC remains liable for notwithstanding the transfer of EIC and EICNJ. As of December 31, 2011, there was $34.3 million of assets in the trust supporting the liabilities. Annual fees for the trust are approximately $22,000. For the year ended December 31, 2011, OneBeacon incurred approximately $22,000 in trustee fees with respect to the trust, which were reimbursed by White Mountains.

  Sublease

        OBIC subleases to EIC approximately 4,200 square feet of an approximately 14,000 square foot office facility in Brooklyn, NY. The sublease term commenced August 15, 2008 and terminates on November 29, 2014. EIC has the option to sublease an additional 3,000 square feet of the office space if available on the same terms and conditions as the original sublease except that the monthly rental payment would increase to approximately $29,500 per month. In addition, EIC has the right of first refusal on the remainder of the office space on terms and conditions to be agreed upon by the parties. In 2011, EIC paid OBIC approximately $168,000 for the office space.

  Sale of HCIC to Esurance Holdings, Inc.

        During the third quarter of 2006, OneBeacon sold one of its inactive licensed subsidiaries, Homeland Central Insurance Company ("HCIC"), to Esurance Holdings, Inc. ("Esurance Holdings"), a subsidiary of White Mountains until the Esurance Transaction. HCIC was renamed EICNJ. In connection with the sale, Esurance Holdings agreed to pay $2.85 million of the total purchase price in periodic annual installments based upon a percentage of an annually recognized tax benefit with respect to premium tax in the State of New Jersey. In the event of a sale of Esurance Holdings to a third party, the remainder of the tax benefit would become due and payable to OneBeacon. Because of the license held by HCIC in New Jersey, EICNJ was entitled to a tax benefit that resulted in a reduction of the amount of annual state premium tax due on premiums written in New Jersey. In March 2011, after the filing of its New Jersey premium tax return, EICNJ paid OneBeacon $1,158,594. In connection with the closing of the Esurance Transaction, EICNJ paid OneBeacon $594,733, representing payment in full of the remainder of the tax benefit.

  Federal Insurance Indemnity

        In December 2003, White Mountains and Fund American Companies, Inc., now OneBeacon Holdings, Inc. ("OBH"), entered into a General Agreement of Indemnity with Federal Insurance Company ("Federal"), under which Federal agreed to execute judicial and similar bonds on behalf of White Mountains and OBH and their respective subsidiaries. At December 31, 2011, total exposure under the General Agreement of Indemnity for outstanding bonds was $1.1 million, all of which related to bonds issued on behalf of OBH or its subsidiaries.

Prospector

Investment Management Agreement with Prospector Partners, LLC

        Prospector supervises and directs the publicly-traded common equity and convertible securities portion of OneBeacon's investment portfolio pursuant to an Investment Management Agreement dated as of March 2011, as amended. In November 2009, the qualified pension plan entered into an investment management agreement with Prospector with respect to the management of the assets held by that plan. In December 2009, OneBeacon Insurance Company on behalf of the OneBeacon 401(k) Savings and Employee Stock Ownership Plan (the "KSOP") entered into an investment management agreement with Prospector with respect to the management of two proprietary funds under the KSOP. In December 2010, OneBeacon and Prospector entered into an investment management agreement pursuant to which Prospector supervises and directs the assets held in trust to fund the Company's obligations under its frozen non-qualified supplemental plan.

        Under the agreements, OneBeacon pays annual management fees to Prospector based on aggregate net assets under management according to the following schedule: 1.00% on the first $200 million; 0.50% on the next $200 million; and 0.25% on amounts over $400 million. The Company incurred approximately $1.9 million, and the Company's benefit plans incurred approximately $1.4 million, respectively, in fees for investment management services provided by Prospector during the fiscal year ended December 31, 2011.

        Richard P. Howard, a portfolio manager of Prospector, is a director of the Company.

Prospector Managed Limited Partnerships

        At December 31, 2011, OneBeacon had $42.9 million invested in the Prospector Turtle Fund, L.P. and the Prospector Partners Fund, L.P., limited partnerships managed by Prospector. Under the limited partnership agreements, Prospector serves as general partner and general manager of the funds and is paid a management fee by the Company. In addition, the Company allocates a portion of its earnings on the Company's limited partnership interests to Prospector as an incentive fee. The Company incurred approximately $433,000 in management fees for the year ended December 31, 2011.

REPORT OF THE AUDIT COMMITTEE

        In connection with the audit of the Company's financial statements for the year ended December 31, 2011, the Audit Committee has: (1) reviewed and discussed with management and PricewaterhouseCoopers LLP ("PwC") the Company's audited financial statements for the year ended December 31, 2011, management's assessment of the effectiveness of the Company's internal control over financial reporting and PwC's audit of the Company's internal control over financial reporting; (2) reviewed and discussed with PwC the matters required by Statement of Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board rules and discussed with PwC their independence.

        Based on these reviews and discussions, the Audit Committee determined that the non-audit fees billed by PwC for services performed in 2011 and 2010 (as presented herein) are compatible with maintaining their independence. Further, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to shareholders at the 2012 Annual Meeting.

        Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements as well as for establishing and maintaining adequate internal control over financial reporting. The Company's independent registered public accounting firm, PwC, is responsible for expressing its opinion on the conformity of the Company's audited financial statements with Generally Accepted Accounting Principles ("GAAP"). It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with GAAP; that, as described above, is the responsibility of management and PwC. In giving its recommendation to the Board, the Audit Committee has relied on (1) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (2) the reports of PwC with respect to such financial statements.

        The Audit Committee has established a Charter which outlines its primary duties and responsibilities. The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually, is updated as necessary and is available for viewing at www.onebeacon.com.

Submitted by the Audit Committee

Kent D. Urness, Chairman
Ira H. Malis
Lowndes A. Smith

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES

        The Audit Committee pursuant to its policy pre-approves the scope and fees for all services performed by PwC. Annually, the OneBeacon Audit Committee receives and pre-approves a written report from PwC describing the elements expected to be performed in the course of its audit of OneBeacon's financials. All other audit, audit-related and non audit-related services rendered by PwC also require pre-approval, which may be granted in accordance with the provisions of the policy either (a) at a meeting of the full Audit Committee, (b) on an interim basis by the Chairman of the Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full Audit Committee at its next regularly scheduled meeting, or (c) on a per-project basis by the Director of Internal Audit or his/her designee through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the Committee, provided that the Director of Internal Audit makes a full report of all services pre-approved pursuant to the policy at the next regularly scheduled meeting of the Committee.

        It is the intent of the policy to assure that PwC's performance of audit, audit-related and non audit-related services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services, fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit. All services performed by PwC during 2011 and 2010 were pre-approved in accordance with the policy described above.

        The services performed by PwC in 2011 and 2010 are described below. PwC does not provide any services to the Company prohibited under applicable laws and regulations, such as financial information systems design and implementation. From time to time, PwC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above. To the extent consulting services are provided by PwC, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of PwC. The independence of PwC is also considered annually by the Audit Committee.

        The following table sets forth the approximate aggregate fees billed by PwC for professional services provided in 2011 and 2010:

PwC Fees	2011(4)	2010(4)
Audit Fees(1)	$1,250,768	$1,299,905
Audit-Related Fees(2)	157,618	486,932
Tax Fees(3)	150,751	149,476
Total	$1,559,137	$1,936,313

(1)
The fees in this category were for professional services rendered in connection with (a) the audits of the Company's annual financial statements including the Company's internal control over financial reporting, included in the Company's Annual Report on Form 10-K, (b) the review of the Company's quarterly financial statements included in its Quarterly Reports on Form 10-Q, (c) audits of the Company's subsidiaries that are required by statute or regulation, and (d) services that generally only the Company's independent registered public accounting firm reasonably can provide.

(2)
The fees in this category were for professional services rendered in connection with (a) employee benefit plan audits and preparation of the Form 5500, (b) consulting on accounting and financial reporting requirements related to certain transactions (primarily the OneBeacon Personal Lines transaction in 2010), and (c) other regulatory requirements.

(3)
The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

(4)
(a) The fees reported include expense reimbursements of $74,911 and $31,836 in 2011 and 2010, respectively. (b) All fees shown are included in aggregate fees billed to White Mountains for services rendered by PwC during 2011 and 2010 as disclosed in White Mountains' 2012 and 2011 Proxy Statements.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about our equity compensation plans that authorize the issuance of shares of Company common stock. This information is provided as of December 31, 2011.

	(A)	(B)	(C)
Plan Category	Number of securities to be Issued upon exercise of Outstanding options, Warrants and rights(1)	Weighted average exercise Price of outstanding options, warrants and rights ($)	Number of securities Remaining available for Future issuance under Equity compensation plans (excluding securities reflected in column A)(2)

Equity compensation plans approved by stockholders	0	0	6,786,027
Equity compensation plans not approved by stockholders	845,828	25.47	2,669,562
Total	845,828	25.47	9,455,589
(1)
Includes shares underlying IPO Options granted under the OneBeacon Long-Term Incentive Plan, which has not been approved by shareholders. The material terms of the OneBeacon Long-Term Incentive Plan are the same as the 2007 Plan except that the OneBeacon Long-Term Incentive Plan does not provide for the issuance of restricted stock units. The 2007 Plan is described under "Executive Compensation-OneBeacon Long-Term Incentive Plans and Awards" and in Note 9. The IPO Options are described in footnote 3 to the Summary Compensation Table.

(2)
Under NYSE rules, common shares remain available for issuance when the Company pays cash or establishes a deferred compensation balance in settlement of its performance shares or restricted stock unit obligations (which is typically the case) rather than issuing common shares. However, the Compensation Committee has taken a more conservative approach, and under the 2007 Plan, counts the number of performance shares at target and restricted stock units against the 2007 Plan inventory of 7,500,000 shares. Under the Company's approach, as of March 31, 2012, there remain 3,467,830 shares available for issuance at target under the 2007 Plan, which could result in the issuance of up to 6,935,660 common shares. The OneBeacon Long-Term Incentive Plan also counts the number of performance shares issued at target against the plan inventory. However, the only securities issued and outstanding under this plan are the IPO options, and the Company does not intend to issue any additional awards under this plan.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of common shares, the executive officers, directors and greater than 10% shareholders are believed to have filed all reports required under Section 16(a) of the Exchange Act on a timely basis during 2011 except for a Form 4 filed late on behalf of Lois W. Grady with respect to a distribution from the Deferred Compensation Plan.

PROPOSAL 2

APPROVAL OF PERFORMANCE CRITERIA UNDER
2007 LONG-TERM INCENTIVE PLAN FOR SECTION 162(m) PURPOSES

        Shareholders are being asked to approve for purposes of compliance with exclusions from the limitations of Section 162(m), the performance criteria that the Compensation Committee may use in setting performance goals applicable to awards under the 2007 Plan. On May 22, 2007, shareholders approved the 2007 Plan, and on May 25, 2011, shareholders approved amendments to the 2007 Plan.

        A summary of the material terms of the 2007 Plan are set forth below. Capitalized terms used in this proposal are defined in the 2007 Plan. The 2007 Plan details performance criteria that may be used by the Compensation Committee as a condition to the vesting and payment of performance share and performance unit awards to management. See "Description of the 2007 Plan-Performance Shares and Performance Units." Under Section 162(m), the performance criteria generally must be submitted to and approved by shareholders at least every five years. If the performance criteria are not approved by shareholders, the U.S. federal income tax deduction for some or all of the value of certain awards that may be granted under the 2007 Plan may not be allowed.

Background

        The Company believes that its long-term compensation should be based on "pay for performance" and further believes that management should act as if they were owners. With these objectives in mind, the Compensation Committee believes that the 2007 Plan allows the Company to closely align the financial interests of management with those of the Company's shareholders. This summary of the material terms of the 2007 Plan is qualified in its entirety by reference to Appendix A to this proxy statement.

Description of the Incentive Plan

        Awards.    The Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.

        Administration.    The Compensation Committee administers the 2007 Plan and has the authority to select employees to receive awards under the 2007 Plan, determine the type, size and terms of awards granted under the 2007 Plan, interpret the 2007 Plan and related awards and establish, amend and rescind rules and regulations relating to the 2007 Plan. The Compensation Committee has delegated to the Performance Compensation Subcommittee the authority to review and approve (i) awards under equity compensation plans of the Company for purposes of compliance with Section 16; and (ii) performance-based compensation to ensure compliance as and when required with Section 162(m).

        Shares.    A maximum of 7,500,000 shares may be issued as restricted stock and restricted stock unit awards or granted at target pursuant to awards made under the 2007 Plan, with up to 15,000,000 Shares actually issuable if all performance awards granted pay out at 200% of target.

        Eligibility.    Any director or key employee of the Company or any of its subsidiaries designated by the Compensation Committee is eligible to receive an award under the 2007 Plan.

        Options and Stock Appreciation Rights.    Options granted under the 2007 Plan may be non-qualified options or incentive stock options and are granted to eligible employees for no consideration. Options may be granted in tandem with stock appreciation rights or performance shares. An employee cannot receive options and stock appreciation rights on more than 1,000,000 shares during any one year.

        The exercise price of each share covered by an option will be not less than the greater of the fair market value of a share as of the date the option is granted or the par value of a share, provided that the exercise price of each share of an incentive share option granted to certain employees with large shareholdings in the Company cannot be less than 110% of the fair market value of a share on the date the option is granted. Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the option agreement. Except in the event of an option holder's death, disability or retirement or except as determined by the Board, each option will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option's grant date and (2) three months after the holder's termination of employment. Shares will not be delivered pursuant to an option's exercise until the optionholder pays the exercise price in full. Payment of the exercise price may be made in cash or check, by cashless exercise or by exchanging shares owned by the optionholder or a combination of these methods.

        There are no U.S. federal tax consequences to optionholders, the Company or its subsidiaries in connection with the grant of an option. Upon the exercise of non-qualified options, optionholders will generally be subject to U.S. federal taxation on the aggregate difference in value between the option exercise price and the fair market value of the Shares with respect to which the option is exercised. That amount should be deductible for U.S. federal tax purposes with respect to employees of subsidiaries of the Company that are incorporated in the United States. A holder of an incentive stock option is generally not subject to U.S. federal taxation, and the Company and its subsidiaries are generally not entitled to a U.S. federal tax deduction, upon its exercise if the Shares obtained upon exercise are held for a specified period of time. Because the Company is incorporated in Bermuda, it cannot take a U.S. federal tax deduction in respect of options exercised by employees to the extent the options are granted as part of compensation for services performed under an employment agreement with the Company.

        Stock appreciation rights can only be granted in tandem with options and give the holder the right to receive, in exchange for the cancellation of the option on the number of shares with respect to which the stock appreciation right is exercised, a payment in an amount equal to the aggregate difference between the applicable exercise price and the fair market value of shares with respect to which the right is exercised (which for this purpose only cannot exceed 150% of the applicable exercise price). Stock appreciation rights may be settled in cash or shares.

        Restricted Stock and Restricted Stock Units.    The Performance Compensation Subcommittee may award shares of restricted stock, which are shares that may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during a period designated by the Performance Compensation Subcommittee (the "restricted period"). The Company may purchase the shares subject to an award of restricted stock at any price specified by the Compensation Committee at the time of grant if the holder's employment with the Company terminates before the end of the applicable restricted period for a reason other than death, disability or, in the discretion of the Board, retirement or other voluntary termination. In May 2011, shareholders approved a one-time amendment to the 2007 Plan that allowed the Performance Compensation Subcommittee to grant T. Michael Miller, the Company's President and Chief Executive Officer, a restricted stock award of 630,000 shares. See "Executive Compensation-Compensation Discussion and Analysis" and "—Restricted Stock Award for Mr. Miller."

        The 2007 Plan also provides for the grant of restricted stock units which represent the value of a share of stock and may be subject to performance conditions established by the Performance

Compensation Subcommittee at the time of grant and satisfied over a specified award period. An employee cannot receive more than 500,000 restricted stock units during any one year. Unless otherwise provided in the restricted stock unit award, restricted stock units shall be forfeited if the holder's employment with the Company terminated before the end of the applicable restricted period for reasons other than death, disability or, in the discretion of the Board, retirement of other voluntary termination.

        Performance Shares and Performance Units.    Performance shares are awards of phantom shares, some or all of which are earned if performance goals established by the Compensation Committee at the time of grant are satisfied over a specified award period. Based on the level of performance against established goals, the number of performance shares earned can range from 0% to 200% of the number of target shares originally granted. The value earned by an employee pursuant to an award of performance shares is generally equal to the number of award shares earned with respect to the award period multiplied by the fair market value of a share on the date of payment. Performance shares are typically paid in cash, though they may be paid in shares at the election of the Compensation Committee. The maximum amount of compensation that can be earned by an employee pursuant to an award of performance shares with respect to any particular award period of one year or more cannot exceed the value of 500,000 shares.

        The 2007 Plan also provides for the grant of performance units. Performance units are awards of phantom units that are paid out if performance goals established by the Compensation Committee at the time of grant are satisfied over a specified award period. Based on the level of performance against established goals, the number of performance units earned can range from 0% to 200% of the number of target units originally granted. The value earned by an employee pursuant to an award of performance units is equal to the number of performance units earned over the award period multiplied by the unit value determined by the Compensation Committee, which is $100 (or in certain cases $1,000) increased by the percentage growth in value of the Company, any of its subsidiaries or any combination thereof over the award period. The maximum amount of compensation that can be earned by an employee with respect to an award of performance units during any award period of one year or more cannot exceed $25,000,000. This limit on the amount of compensation that can be earned with respect to performance units is pro rated for award periods of less than three years in the event of death or disability of an employee.

        Awards of performance shares and performance units are generally forfeited if any employee terminates employment with the Company and its subsidiaries prior to the end of the award period for any reason other than death, disability or retirement.

        The performance goals that may be selected by the Compensation Committee with respect to performance share, performance unit and restricted stock unit awards are based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; and (xxiii) economic value per share; (xxiv) underwriting return on capital; and (xxv) underwriting return on equity. The foregoing criteria may, as determined by the Compensation Committee, relate to the Company, one or more of its subsidiaries or divisions, units, partnerships, joint ventures, minority investments, product lines or products, or any combination of the foregoing and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. At the time of an award of performance shares or performance units, the Compensation Committee establishes specific performance objectives that must be achieved with respect to the selected performance goal over the specified award period to earn some or all of a performance share or performance unit award. The Compensation Committee may calculate the relevant performance objective without regard to extraordinary items.

        The Compensation Committee may settle performance share, performance unit and restricted stock unit awards earned by an employee in cash or shares.

        Change in Control.    In the event of certain terminations of an employee's employment with the Company or certain adverse changes to the Incentive Plan, in each case within 24 months of a Change in Control (as defined in the 2007 Plan), stock options held by the employee immediately vest and become exercisable, awards of restricted stock and restricted stock units held by the employee immediately vest and become unrestricted and the employee becomes entitled to a payment (as specified in the 2007 Plan) with respect to performance share or performance unit awards granted prior to the Change in Control.

        Certain Transactions.    The Compensation Committee may make equitable changes in the terms of outstanding awards granted under the 2007 Plan or in the number of shares issuable under an award or under the 2007 Plan in the event of any change in the Company's outstanding shares by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event.

        Amendment.    The Board may amend the 2007 Plan at any time, but no such amendment may, without the approval of the Company's shareholders (except as described under "Certain Transactions", above) increase the number of shares that may be issued under the 2007 Plan or change the class of employees eligible to participate in the 2007 Plan.

        Limitation on Company's Deduction.    Under Section162(m), the U.S. federal tax deduction for the Company's domestic subsidiaries for all compensation paid to certain highly paid executive officers of the Company or its subsidiaries in any one year is limited to $1,000,000 per officer. Compensation that qualifies as "performance-based compensation" is exempt from this deduction limitation. Compensation may qualify as "performance-based compensation" for purposes of Section162(m) if, among other conditions, the vesting and payment of the compensation is contingent upon the achievement of pre-established performance goals that are set with reference to performance criteria that have been approved by shareholders. Under Section 162(m), the performance criteria generally must be submitted to and approved by shareholders at least every five years. If the performance criteria are not approved by the shareholders, the U.S. federal income tax deduction for some or all of the value of certain awards that may be granted under the 2007 Plan may not be allowed. The Company believes that the U.S. federal income tax deductions of a domestic subsidiary arising from an officer's exercise of options or stock appreciation rights and amounts earned by an officer pursuant to performance share or performance unit awards should be exempt from this limitation. However, it is possible that in certain circumstances deductions arising from these awards would be subject to disallowance under Section 162(m) of the Code.

        A complete copy of the 2007 Plan is included in this proxy statement as Appendix A.

        The Board recommends a vote FOR Proposal 2 to approve the Performance Criteria under the Company's 2007 Long-Term Incentive Plan.

PROPOSAL 3

APPROVAL OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to shareholder approval, the Audit Committee of the Board has appointed PwC as the Company's independent registered public accounting firm for 2012. Further, shareholders are being asked to authorize the Board, acting by the Audit Committee, to negotiate and fix the remuneration to be paid to PwC in connection with the services to be provided to the Company for 2012. Representatives from PwC will attend the 2012 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

        PwC has served as the Company's independent registered public accounting firm for the past 6 years and as White Mountains' registered public accounting firm for the past 12 years.

        The Board recommends a vote FOR Proposal 3 approving the appointment of PwC as the Company's Independent Registered Public Accounting Firm for 2012.

 OTHER MATTERS

Manner of Voting Proxies

        Common shares represented by all valid proxies received will be voted in the manner specified in the proxies. Where specific choices are not indicated, the common shares represented by all valid proxies received will be voted FOR Proposal Nos. 1 and 2. If you hold shares through a bank, broker or nominee, please refer to "Important Voting Information" on page 1 of this Proxy Statement for more information regarding how your shares will be voted if you do not specifically instruct your bank, broker or nominee with respect to the election of directors.

        In the case of common shares held in employee benefit plans, the trustee will typically vote all common shares within such plans in direct proportion to those common shares actually voted by plan participants.

        Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment. The Board knows of no other matters which are to be considered at the 2012 Annual Meeting.

Votes Required for Approval

        With respect to the election of directors, the nominees receiving the highest number of votes, up the number of directors to be elected, shall be deemed elected. The other proposal requires the affirmative vote of a majority of the voting power held by holders of common shares present at the 2012 Annual Meeting, in person or by proxy, provided a quorum is present.

Inspector of Election

        Wells Fargo Bank, N.A. has been appointed as Inspector of Election for the 2012 Annual Meeting. Representatives of Wells Fargo Shareowner Services will attend the 2012 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

        The solicitation of proxies will be made primarily by mail, however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, internet or personal interview. Solicitation costs will be paid by the Company. Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Shareholders Sharing an Address

        We have adopted a procedure approved by the Securities and Exchange Commission called "householding." Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to shareholders sharing the same address. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information received at your household.

        In the future, we will send only one annual report and proxy statement to shareholders sharing the same address unless we receive instructions to the contrary from any shareholder at that address. Those shareholders who desire additional copies of this document or would like to receive separate copies of this document in the future should contact their bank, broker or other holder of record or the Secretary at the address in this proxy statement. You also may request copies of our annual disclosure documents on our web site at www.onebeacon.com.

Availability of Proxy Materials and Annual Report

        The Company's audited financial statements for the year ended December 31, 2011, as approved by the Company's Board of Directors, will be presented at the 2012 Annual Meeting. This proxy statement and our 2011 Annual Report are also available on our web site at www.onebeacon.com under the heading "Investor Relations." Most shareholders can elect to view future proxy statements and annual reports, as well as vote their common shares, over the internet instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents. If you hold shares through a bank, broker or other holder of record, please refer to the information provided by your bank or broker regarding the availability of electronic delivery. If you hold shares through a bank, broker or other holder of record and you have elected electronic access, you will receive information in the proxy materials mailed to you by your bank or broker containing the internet address for use in accessing our proxy statement and annual report.

Proposals by Shareholders for the 2013 Annual General Meeting of Shareholders

        Shareholder proposals (other than proposals nominating director candidates for which the procedures are outlined on page 7) must be received in writing by the Secretary of the Company no later than December 14, 2012 and must comply with the requirements of the SEC in order to be considered for inclusion in the Company's proxy statement relating to the Annual General Meeting to be held in 2012.

Other Matters

        Whether or not you plan to attend the meeting, please vote over the internet or by telephone or complete, sign and return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

        Our 2011 Annual Report, which is not a part of this proxy statement and is not proxy soliciting material, is enclosed.

By Order of the Board of Directors,

Jane E. Freedman, Secretary

Appendix A

OneBeacon Long-Term Incentive Plan (2007)

1.     PURPOSE

  The purpose of the OneBeacon Long-Term Incentive Plan (the "Plan") is to advance the interests of OneBeacon Insurance Group, Ltd. (the "Company") and its stockholders by providing the ability to grant long-term incentives to certain key employees and directors of the Company and of its subsidiaries.

2.     ADMINISTRATION

  The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company; provided that each member of the Committee qualifies as (a) a "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (b) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that any member of the Committee does not so qualify, the Plan shall be administered by a sub-committee of Committee members who do so qualify. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

  The Committee shall have exclusive authority to select the employees and directors to be granted awards under the Plan ("Awards"), to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. With respect to Awards made to directors, the Committee shall, and with respect to employees may, specify the terms and conditions applicable to such Awards in an Award agreement. The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. In connected with any Award, the Committee in its sole discretion may provide for vesting provisions that are different from the default vesting provisions that are contained in the Plan and such alternative provisions shall not be deemed to conflict with the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee, in its discretion and subject in all instances to applicable law, may delegate to one or more directors or committees of the Board of Directors all or part of the Committee's authority and duties with respect to administering the Plan and granting Awards. No member of the Company shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

3.     AWARDS

  (a)
  Eligible Participants.    Any employee or director of the Company or any of its subsidiaries who has executed a OneBeacon Confidentiality and Nonsolicitation Agreement is eligible to receive an Award hereunder. The Committee shall select which eligible employees, or directors shall be granted Awards hereunder. No employee or director shall have a right to receive an Award hereunder and the grant of an Award to an employee or director shall not obligate the Committee to continue to grant Awards to such employee or director in subsequent periods.

  (b)
  Type of Awards.    Awards shall be limited to the following six types: (i) "Stock Options," (ii) "Stock Appreciation Rights," (iii) "Restricted Stock," (iv) "Restricted Stock Units," (v) "Performance Shares," and (vi) "Performance Units." Stock Options, which include "Incentive Stock Options" and other stock options or combinations thereof, are rights to purchase shares of Common Stock of the Company ("Shares"). A Stock Appreciation Right is a right to receive, without payment to the Company, cash and/or Shares in lieu of the purchase of Shares under the Stock Option to which the Stock Appreciation Right relates.

  (c)
  Maximum Number of Shares That May Be Issued.    A maximum of 7,500,000 Shares (subject to adjustment as provided in Section 14) may be issued as Restricted Stock awards or granted at target pursuant to Awards made under the Plan and, accordingly, up to 15,000,000 Shares (subject to adjustment as provided in Section 14) may be issued by the Company in satisfaction of its obligations with respect to such Award grants. For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares covered by the related Stock Option. If any Shares issued as Restricted Stock shall be repurchased pursuant to the Company's option described in Section 5 below, or if any Shares issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance, such Shares may again be issued under the Plan.

  (d)
  Rights With Respect to Shares.

  (i)
  A participant to whom Restricted Stock has been issued shall have prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto.

  (ii)
  A participant to whom Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares or Performance Units are granted (and any person succeeding to such participant's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares issuable pursuant to thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor. Except as provided in Section 5 or 14, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

  (iii)
  The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock.

  (e)
  Release Condition.    Except as otherwise determined by the Committee, if a participant's employment terminates before the payment, exercise, settlement or removal of restrictions with respect to an Award, any subsequent payment, exercise, settlement or removal of restrictions shall be conditioned upon the participant signing a release provided by the Committee as consideration for such payment, exercise, settlement or removal of restrictions. If a participant's employment is terminated due to a reduction in force before the payment, exercise, settlement or removal of restrictions with respect to an Award, any subsequent payment, exercise, settlement or removal of restrictions shall also be conditioned upon the participant signing any agreement and release provided to the participant at the time of the termination of employment and within the time period specified in any such agreement and release.

4.     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

  The Committee may grant to participants Stock Options (including, in its discretion, Stock Appreciation Rights). The maximum number of Shares with respect to which Stock Options and Stock Appreciation Rights (not including Stock Appreciation Rights attached to Stock Options) may be issued to a participant in one year is 1,000,000. Each Stock Option shall comply with the following terms and conditions:

  (a)
  The per Share exercise price shall not be less than the greater of (i) the fair market value per Share at the time of grant, as determined in good faith by the Committee, or (ii) the par value per Share. However, the exercise price of an Incentive Stock Option granted to a participant who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a "Ten Percent Participant") shall not be less than the greater of 110% of such fair market value, or the par value per Share.

  (b)
  The Committee shall initially determine the number of Shares to be subject to each Stock Option. The number of Shares subject to a Stock Option will subsequently be reduced on a Share-for-Share basis to the extent that Shares under such Stock Option are used to calculate the cash and/or Shares received pursuant to exercise of a Stock Appreciation Right attached to such Stock Option.

  (c)
  The Stock Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

  (d)
  The Stock Option shall not be exercisable:

  (i)
  after the expiration of ten years from the date it is granted (or such earlier date specified in the grant of the Stock Option) and may be exercised during such period only at such time or times as the Committee may establish;

  (ii)
  unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any federal, state or local income or other taxes which the Committee determines are required to be withheld in respect of such shares); such payment shall be made (A) in United States dollars by cash or check, (B) by tendering to the Company Shares owned by the person exercising the Stock Option and having a fair market value equal to the cash exercise price thereof, such fair market value to be determined in such reasonable manner as may be provided for from time to time by the Committee or as may be required in order to comply with or to conform to the requirements of any applicable or relevant laws or regulations, (C) by the Company delivering for sale to a registered securities broker acceptable to the Company a number of the Shares being acquired by the person exercising the Stock Option being sufficient, after brokerage commissions and, if the participant so elects, withholding obligations, to cover the cash exercise price thereof, together with instructions to the broker to remit to the Company the aggregate exercise price and the remainder to the participant, or (D) by a combination of United States dollars and Shares pursuant to (A), (B) and/or (C) above;

  (iii)
  by participants who were employees of the Company or one of its subsidiaries at the time of the grant of the Stock Option unless such participant has been, at all times during the period beginning with the date of grant of the Stock Option and ending on the date three months prior to such exercise, an officer or employee of the Company or a subsidiary, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option in a transaction to which Section 424(a) of the Code is applicable, except that:

  (A)
  if such person shall cease to be an officer or employee of the Company or one of its subsidiary corporations solely by reason of a period of Related Employment as defined in Section 9, he may, during such period of Related Employment (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i) hereof), exercise such Stock Option as if he continued to be such an officer or employee; or

      (B)
      if an optionee shall become disabled as defined in Section 8 he may, at any time within three years of the date he becomes disabled (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i) hereof), exercise the Stock Option with respect to (i) any Shares as to which he could have exercised the Stock Option on the date he became disabled and (ii) if the Stock Option is not fully exercisable on the date he becomes disabled, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next date on which additional Shares were scheduled to become exercisable under the Stock Option; or

      (C)
      if an optionee shall die while holding a Stock Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option has expired under the provisions of Section 4(d)(i) hereof), may exercise the Stock Option with respect to (i) any Shares as to which the decedent could have exercised the Stock Option at the time of his death, and if the Stock Option is not fully exercisable on the date of his death, the number of additional Shares as to which the Stock Option would have become exercisable had he remained an employee through the next date on which additional Shares were scheduled to become exercisable under the Stock Option; provided, however, that if death occurs during the three-year period following a disability as described in Section 4(d)(iii)(B) hereof or any period following a voluntary termination (including retirement) in respect of which the Committee has exercised its discretion to grant continuing exercise rights as provided in Section 4(d)(iii)(D) hereof, the Stock Option shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option at the time of his death; or

      (D)
      if such person shall voluntarily terminate his employment with the Company (including retirement), the Committee, in its sole discretion, may determine that the optionee may exercise the Stock Option with respect to some or all of the Shares subject to the Stock Option as to which it would not otherwise be exercisable on the date of his voluntary termination provided, however, that in no event may such exercise take place after the Stock Option has expired under the provisions of Section 4(d)(i) hereof.

  (e)
  The aggregate market value of Shares (determined at the time of grant of the Stock Option pursuant to Section 4(a) of the Plan) with respect to which Incentive Stock Options granted to any participant under the Plan are exercisable for the first time by such participant during any calendar year may not exceed the maximum amount permitted under Section 422(d) of the Code at the time of the Award grant. In the event this limitation would be exceeded in any year, the optionee may elect either (i) to defer to a succeeding year the date on which some or all of such Incentive Stock Options would first become exercisable or (ii) convert some or all of such Incentive Stock Options into non-qualified Stock Options.

  (f)
  If the Committee, in its discretion, so determines, there may be related to the Stock Option, either at the time of grant or by amendment, a Stock Appreciation Right which shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall impose, including the following:

    (i)
    A Stock Appreciation Right may be exercised only:

    (A)
    to the extent that the Stock Option to which it relates is at the time exercisable, and

    (B)
    if

    (1)
    in the case of a Stock Option other than an Incentive Stock Option only, such Stock Option will expire by its terms within 30 days (90 days if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Exchange Act);

    (2)
    the optionee has become disabled or ceased to be an officer or employee by reason of his retirement with the approval of the Committee in its sole discretion; or

    (3)
    the optionee has died.

        However, if the Stock Option to which the Stock Appreciation Right relates is exercisable and if the optionee is at the time an officer of the Company who is required to file reports pursuant to Section 16(a) of the Exchange Act, the Stock Appreciation Right may, subject to the approval of the Committee, be exercised during such periods, as may be specified by the Committee;

    (ii)
    A Stock Appreciation Right shall entitle the optionee (or any person entitled to act under the provisions of Section 4(d)(iii)(C) hereof) to surrender unexercised the related Stock Option (or any portion of such Option) to the Company and to receive from the Company in exchange therefor that number of Shares having an aggregate market value equal to the excess of the market value of one Share (provided that, if such value exceeds 150% of the per share exercise price specified in such Stock Option, such value shall be deemed to be 150% of such Stock Option price) over the exercise price of such Stock Option price per share, times the number of Shares subject to the Stock Option, or portion thereof, which is so surrendered. The Committee shall be entitled to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash equal to the aggregate value of the Shares it would otherwise be obligated to deliver or partly by the payment of cash and partly by the delivery of Shares. Any such election shall be made within 15 business days after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The market value of a Share for this purpose shall be the market value thereof on the last business day preceding the date of the election to exercise the Stock Appreciation Right, provided that if notice of such election is received by the Committee more than three business days after the date of such election (as such date of election is stated in the notice of election), the Committee may, but need not, determine the market value of a Share as of the day preceding the date on which the notice of election is received;

    (iii)
    No fractional Shares shall be delivered under this Section 4(f), but in lieu thereof a cash adjustment shall be made; and

    (iv)
    In the case of a Stock Appreciation Right attached to an Incentive Stock Option, such Stock Appreciation Right shall only be transferable when such Incentive Stock Option is transferable pursuant to Section 4(c) hereof.

  (g)
  Notwithstanding anything herein to the contrary, in the event a Change in Control as defined in Section 10(a) occurs and within 24 months thereafter: (A) there is a Termination Without

    Cause, as defined in Section 11, of an optionee's employment; or (B) there is a Constructive Termination as defined in Section 12, of an optionee's employment; or (C) there occurs an Adverse Change in the Plan, as defined in Section 13, in respect of an optionee affecting any Award held by such optionee and if the optionee then holds a Stock Option,

      (A)
      in the case of a Termination Without Cause or a Constructive Termination, the optionee may exercise the entire Stock Option, at any time within 30 days of such Termination Without Cause or such Constructive Termination (but in no event after the option has expired under the provisions of Sections 4(d)(i)), and

      (B)
      in the case of an Adverse Change in the Plan, the optionee may exercise the entire Stock Option at any time after such Adverse Change in the Plan in respect of him and prior to the date 30 days following his termination of employment as a result of a Termination Without Cause or a Constructive Termination (but in no event after the option has expired under the provisions of Section 4(d)(i)).

5.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS

  (a)
  The Committee may grant to participants Restricted Stock and/or Restricted Stock Unit Awards. A Restricted Stock Award shall consist of a Share issued or transferred to participants which is subject to transferability restrictions and/or a substantial risk of forfeiture. A Restricted Stock Unit Award shall entitle a Participant to receive, without payment to the Company, an amount equal to the value of one Share, if the terms and conditions specified herein and in the Restricted Stock Unit Award agreement are satisfied.

  (b)
  Each Award of Restricted Stock shall comply with the following terms and conditions:

  (i)
  The Committee shall determine the number of Shares of Restricted Stock to be issued to a participant, up to a maximum of 500,000 Shares of Restricted Stock to a participant in one year.

  (ii)
  Shares of Restricted Stock issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted until the Award vests in accordance with the terms established by the Committee (the "Restricted Period"). The Company shall have the option to repurchase the Shares of Restricted Stock at such price as the Committee shall have fixed, in its sole discretion, when the Award was made, which option will be exercisable if the participant's continuous employment with the Company or a subsidiary shall terminate for any reason, except solely by reason of an event described in Section 5(b)(iii) or (iv), prior to the expiration of the Restricted Period or the earlier lapse of the option. Such option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made. Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions. Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect. If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his death after such option becomes exercisable, his executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the option described above is not exercised by the Company, such option and the restriction imposed pursuant to the first sentence of this Section 5(b)(ii) shall terminate and be of no further force and effect.

      Notwithstanding anything to the contrary in this Section 5(b)(ii), neither any Restricted Period nor any option shall lapse to the extent the Company or any subsidiary would be unable to take a deduction with respect to such lapse by reason of Section 162(m) of the Code.

    (iii)
    If a participant who has been in the continuous employment of the Company or of a subsidiary shall:

    (A)
    die or become disabled (as defined in Section 8) during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) a pro rata portion of the Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs. The participant shall be entitled to a pro rata portion of Shares be determined as follows: (A) the number of Shares awarded under the Award multiplied by (B) a Performance Factor of 100%, multiplied by (C) a percentage, the numerator of which is equal to the number of full or partial months from the beginning of the Restricted Period through the date of death or disability and the denominator of which is equal to the number of months in the Restricted Period.

    (B)
    voluntarily terminate his employment with the Company (including retirement) during the Restricted Period, the Committee may determine that all or any portion of the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as of the date on which such voluntary termination or retirement occurs.

    (iv)
    In the event within 24 months after a Change in Control as defined in Section 10(a) and during the Restricted Period:

    (A)
    there is a Termination Without Cause, as defined in Section 11, of the employment of a participant;

    (B)
    there is a Constructive Termination, as defined in Section 12, of the employment of a participant; or

    (C)
    there occurs an Adverse Change in the Plan, as defined in Section 13, in respect of a participant, then the option to repurchase (and any and all other restrictions on) all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

  (c)
  Each Award of Restricted Stock Units shall comply with the following terms and conditions:

  (i)
  The Committee shall determine the target number of Restricted Stock Units to be granted to a participant. The maximum number of Restricted Stock Units that may be earned by a participant for any single award period ("Award Period") of one year or longer shall not exceed 500,000, reduced by the number of any Performance Share Awards granted under Section 6 for such Performance Period.

  (ii)
  Each Restricted Stock Unit will represent one Share and the value of such Share shall be credited to a notional account maintained by the Company. At the sole discretion of the Committee, an Award Agreement may provide that each Restricted Stock Unit shall also entitle the holder to an amount equal to the value of dividends paid in respect of one Share during the period the Restricted Stock Unit is outstanding, which amount shall also be credited to the notional account.

    (iii)
    Restricted Stock Units may be subject to such terms and conditions as the Committee determines appropriate, including, but not limited to, service-based vesting requirements and/or performance objectives. Any such performance objectives ("Performance Objectives") shall be approved by the Committee (i) while the outcome for each designated performance period ("Performance Period") is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the Performance Objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Performance Period. The Performance Objectives established with respect to a Restricted Stock Unit Award shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; (xxiii) economic value per Share, (xxiv) underwriting return on capital and (xxv) underwriting return on equity. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

    (iv)
    The Award Period in respect of any grant of a Restricted Stock Unit shall be such period as the Committee shall determine. An Award Period may contain a number of separate Performance Periods as designated by the Committee.

    (v)
    Except as otherwise provided in a Restricted Stock Unit Award agreement (including in accordance with Sections 5(c)(vi) and (vii)), Restricted Stock Units shall be canceled if the participant's continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period.

    (vi)
    At the sole discretion of the Committee, a Restricted Stock Unit Award agreement may provide that, if a participant who has been in the continuous employment of the Company or of a subsidiary shall

    (A)
    die or become disabled (as defined in Section 8) during the Award Period, any and all restrictions on a pro rata portion of the Shares awarded to him under such Award shall lapse and cease to be effective as of the date on which his death or disability occurs. The participant shall be entitled to a pro rate portion of Shares to be determined as follows: (A) the number of Shares awarded under the Award multiplied by (B) a Performance Factor of 100% multiplied by (C) a percentage, the numerator of which is equal to the number of full or partial months from the beginning of the Award Period through the date of death or disability and the denominator of which is equal to the number of months in the Award Period; or

    (B)
    voluntarily terminate his employment with the Company (including retirement) during the Award Period, the Committee may determine that any and all restrictions on some or all of the Shares awarded to him under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as of the date on which such voluntary termination or retirement occurs.

    (vii)
    At the sole discretion of the Committee, a Restricted Stock Unit Award agreement may provide that, in the event within 24 months after a Change in Control as defined in Section 10(a) and during the Award Period:

    (A)
    there is a Termination Without Cause, as defined in Section 11, of the employment of a participant;

    (B)
    there is a Constructive Termination, as defined in Section 12, of the employment of a participant; or

    (C)
    there occurs an Adverse Change in the Plan, as defined in Section 13, in respect of a participant, then any and all restrictions on all Shares awarded to him under his Award shall lapse and cease to be effective as of the date on which such event occurs.

    (viii)
    As soon as practicable after the end of each Performance Period, the Committee shall determine and certify in writing the extent to which the terms and conditions of the Restricted Stock Unit have been satisfied (including, if applicable, the extent to which any applicable Performance Objectives have been achieved).

    (ix)
    Unless payment is deferred in accordance with Section 21, the Committee shall cause an amount equal to the value of the Restricted Stock Units earned by the participant to be paid to him or his beneficiary no later than 2 1/2 months after the end of the Company's fiscal year in which such Restricted Stock Units are earned. Restricted Stock Units may be settled in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

6.     PERFORMANCE SHARES

  The grant of a Performance Share Award to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the "Actual Value") determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of an Award shall be made as provided in Section 6(h). Each Performance Share Award shall be subject to the following terms and conditions:

  (a)
  The Committee shall determine the target number of Performance Shares to be granted to a participant. The maximum number of Performance Shares that may be earned by a participant for any single Award Period of one year or longer shall not exceed 500,000, reduced by the number of any Restricted Stock Unit Awards granted under Section 5 for such Award Period. Performance Share Awards may be granted in different classes or series having different terms and conditions.

  (b)
  The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Share Award and (iii) the market value of a Share on the date the Award is approved and becomes payable to the participant. The "Performance Percentage" applicable to a Performance Share Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period. The method for determining the applicable Performance Percentage shall also be established by the Committee.

  (c)
  At the time each Performance Share Award is granted, the Committee shall establish performance objectives ("Performance Objectives") to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Award Period to which the Performance Objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Award Period. The Performance Objectives established with respect to a Performance Share Award shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; (xxiii) economic value per Share; (xxiv) underwriting return on capital; and (xxv) underwriting return on equity. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

  (d)
  The award period (the "Award Period") in respect of any grant of a Performance Share Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Share Award agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

  (e)
  Except as otherwise determined by the Committee, Performance Shares shall be canceled if the participant's continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except by reason of a period of Related Employment as defined in Section 9, and except as otherwise specified in this Section 6(e) or in Section 6(f). Notwithstanding the foregoing and without regard to Section 6(g), if an employee participant shall:

  (i)
  while in such employment, die or become disabled (as described in Section 8) prior to the end of an Award Period, the Performance Share Award for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Share Award equal to the product of (A)(i) the target number of Performance Shares for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months from the beginning of the Award Period through the date of the death or disability, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the market value of a Share on the last day of the month in which the death or disability occurred, multiplied by (C) a Performance Percentage equal to 100%; or

    (ii)
    retire prior to the end of the Award Period, the Performance Share Award for such Award Period shall be immediately canceled; provided, however, that the Committee in its sole discretion may determine to make a payment to the participant in respect of such canceled Performance Share Award. Subject to the discretion of the Committee, a participant shall be entitled to receive as soon as administratively feasible a cash payment equal to the product of (A) (i) the target number of Performance Shares for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months from the beginning of the Award Period through the date of retirement, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the market value of a Share on the last day of the performance period in which the retirement occurred, multiplied by (C) the Performance Percentage determined by the Committee to have been achieved through the end of the performance period in which the retirement occurred. For purposes of the Plan, "retire" and "retirement" shall mean termination of service with the Company, other than for Cause, at any time after attaining age sixty (60) or termination of service under circumstances which the Committee deems equivalent to retirement.

        (f)    If within 24 months after a Change in Control as defined in Section 10(a):

    (i)
    there is a Termination Without Cause, as defined in Section 11, of the employment of a participant;

    (ii)
    there is a Constructive Termination, as defined in Section 12, of the employment of a participant; or

    (iii)
    there occurs an Adverse Change in the Plan, as defined in Section 13, in respect of a participant (any such occurrence under the above clauses (i), (ii) or (iii), a "Trigger Event"), then with respect to Performance Share Awards that were outstanding on the date of the Trigger Event (each, an "Applicable Award"), each such Applicable Award shall be immediately canceled and the Participant, or the Participant's legal representative, as the case may be, shall be entitled to receive a cash payment equal to the product of (A) the target number of Performance Shares for such Applicable Award multiplied by (B) a fraction, the numerator of which is equal to the number of full or partial months from the beginning of the Award Period through the date of the Trigger Event, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (C) the greater of (i) the market value of a Share immediately prior to the Change in Control and (ii) the market value of a Share on the date the applicable Trigger Event occurs, multiplied by (D) the greater of the Performance Percentage calculated through the end of the quarter preceding the Trigger Event, or 100%. For purposes of this Section 6(f), the Performance Percentage calculated as of the end of the quarter preceding the Trigger Event shall be calculated using actual financial results achieved through the end of the quarter preceding the Trigger Event and including any gain or loss related to the Change in Control as it relates to the Company recognized or to be recognized in the Company's consolidated financial statements prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). If following a Change in Control, a Participant's employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he would have been paid had there not been a Change in Control and the Actual Value shall be determined in accordance with Section 6(g) below.

  (g)
  Except as otherwise provided in Sections 6(e) or (f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award and (iii) shall certify in writing the foregoing.

  (h)
  Unless payment is deferred in accordance with Section 21, the Committee shall cause an amount equal to the Actual Value of the Performance Shares earned by the participant to be paid to him or his beneficiary no later than 2 1/2 months after the end of the Company's fiscal year in which such Performance Shares are earned. Performance Shares may be settled in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

7.     PERFORMANCE UNITS

  The grant of a Performance Unit Award to a participant will entitle him to receive, without payment to the Company, all or part of a specified amount (the "Earned Value") determined by the Committee, if the terms and conditions specified herein and in the Award agreement are satisfied. Payment in respect of a Performance Unit Award shall be made as provided in Section 7(g). Each Performance Unit Award shall be subject to the following terms and conditions:

  (a)
  The Committee shall determine the target number of Performance Units to be granted to a participant. The maximum Earned Value that may be earned by a participant for Performance Units for any single Award Period of one year or longer shall not exceed $25,000,000. Performance Unit Awards may be granted in different classes or series having different terms and conditions.

    The Earned Value of an Award of Performance Units shall be the product of (i) the target number of Performance Units subject to the Performance Unit Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Unit Award and (iii) the Value (as determined below) of a Unit on the date the Award is paid or becomes payable to the employee. The "Performance Percentage" applicable to a Performance Unit Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period. The method for determining the applicable Performance Percentage shall also be established by the Committee. The method for calculating the Value of each Unit shall be defined within the award agreement.

  (b)
  At the time each Performance Unit Award is granted the Committee shall establish performance objectives ("Performance Objectives") to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant performance period. The Performance Objectives established with respect to a Performance Unit Awards shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) share price; (xi) combined ratio; (xii) operating ratio; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) return on assets; (xxi) customer satisfaction; (xxii) employee satisfaction; (xxiii) economic value per Share, (xxiv) underwriting return on capital and (xxv) underwriting return on equity. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

  (c)
  The award period (the "Award Period") in respect of any grant of a Performance Unit Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Unit Award agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

  (d)
  Except as otherwise determined by the Committee, Performance Units shall be canceled if the participant's continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment as defined in Section 9, and except as otherwise specified in this Section 7(d) or in Section 7(e). Notwithstanding the foregoing and without regard to Section 7(f), if an employee participant shall:

  (i)
  while in such employment, die or become disabled as described in Section 8 prior to the end of an Award Period, the Performance Unit Award for such Award Period shall be immediately canceled and he, or his legal representative, as the case may be, shall receive as soon as administratively feasible a payment in respect of such canceled Performance Unit Award equal to the product of (A)(i) the target number of Performance Units for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period through the date of the death or disability, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the value of a Performance Unit on the last day of the month in which the death or disability occurred, multiplied by (C) a Performance Percentage equal to 100%.

  (ii)
  retire with the approval of the Committee in its sole discretion prior to the end of the Award Period; the Performance Unit Award for such Award Period shall be immediately canceled; provided, however, that the Committee in its sole discretion may determine to make a payment to the participant in respect of such canceled Performance Unit Award. Subject to the discretion of the Committee, the participant shall be entitled to receive as soon as administratively feasible a payment in respect of such canceled Performance Unit Award equal to the product of (A)(i) the target number of Performance Units for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months from the beginning of the Award Period through the date of the retirement and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the value of a Performance Unit on the last day of the performance period in which the retirement occurred, multiplied by (C) the

      Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the retirement occurred. For purposes of the Plan, "retire" and "retirement" shall mean termination of service with the Company, other than for Cause, at any time after attaining age sixty (60) or termination of service under circumstances which the Committee deems equivalent to retirement.

  (e)
  If within 24 months after a Change in Control as defined in Section 10(a), a Trigger Event occurs, then with respect to Performance Unit Awards that were outstanding on the date of the Trigger Event (each, an "Applicable Award"), each such Applicable Award shall be immediately canceled and, in respect thereof, such participant shall be entitled to receive a cash payment equal to the product of (A) (i) the target number of Performance Units for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months from the beginning of the Award Period through the date of the Trigger Event, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the greater of (i) the value of a Performance Unit immediately prior to the Change in Control and (ii) the value of Performance Unit on the date the applicable Trigger Event occurs, multiplied by (C) the greater of (i) the Performance Percentage calculated through the end of the quarter preceding the Trigger Event, or (ii) 100%. For purposes of this Section 7(e), the Performance Percentage calculated as of the end of the quarter preceding the Trigger Event shall be calculated using actual financial results achieved through the end of the quarter preceding the Trigger Event and including any gain or loss related to the Change in Control as it relates to the Company recognized or to be recognized in the Company's consolidated financial statements prepared in accordance with GAAP. If following a Change in Control, a Participant's employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he would have been paid had there not been a Change in Control and the Actual Value shall be determined in accordance with Section 7(f) below.

  (f)
  Except as otherwise provided in Sections 7(d) and (e), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Earned Value of the Performance Unit Award and (iii) shall certify in writing all of the foregoing.

  (g)
  Unless payment is deferred in accordance with Section 21, the Committee shall cause an amount equal to the Earned Value of the Performance Units earned by the participant to be paid to him or his beneficiary no later than 2 1/2 months after the end of the Company's fiscal year in which such Performance Units are earned. Performance Units may be settled in cash, in Shares or partly in cash and partly in Shares as determined by the Committee.

8.     DISABILITY

  For the purposes of this Plan, a participant shall be deemed to be disabled if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him to payment of long-term disability benefits under any disability plan of the Company or a subsidiary in which he is a participant.

9.     RELATED EMPLOYMENT

  For the purposes of this Plan, Related Employment shall mean the employment of a participant by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the participant and continued at the request of the Company or a subsidiary;

  (ii) immediately prior to undertaking such employment, the participant was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this Section 9. The death or disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company.

10.   CHANGE IN CONTROL

  (a)
  For purposes of this Plan, a "Change in Control" within the meaning of this Section 10(a) shall occur if:

  (i)
  Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than White Mountains Insurance Group, Ltd. or one of its wholly owned subsidiaries, or an underwriter temporarily holding Shares in connection with a public issuance thereof or an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding Shares and such percentage exceeds the beneficial ownership percentage of the Company's then outstanding Shares attributed to White Mountains Insurance Group, Ltd., together with its wholly owned subsidiaries;

  (ii)
  the Continuing Directors, as defined in Section 10(b), cease for any reason to constitute a majority of the Board of the Company; or

  (iii)
  the business of the Company for which the participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company (including stock of a subsidiary of the Company).

  (b)
  For the purposes of this Plan, "Continuing Director" shall mean a member of the Board (A) who is not an employee of the Company or its subsidiaries or of a holder of, or an employee or an affiliate of an entity or group that holds, thirty-five percent (35%) or more of the Company's Shares and (B) who either was a member of the Board on October 18, 2006, or who subsequently became a director of the Company and whose election, or nomination for election, by the Company's shareholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof).

  (c)
  In the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which "market value" of Shares will be determined following the Change in Control.

11.   TERMINATION WITHOUT CAUSE

  For purposes of this Plan, "Termination Without Cause" shall mean a termination of the participant's employment with the Company or subsidiary or business unit of the Company by the Company (or subsidiary or business unit, as applicable) or, by a purchaser of the participant's subsidiary or business unit after a Change in Control as described in Subsection 10(a)(iii), other than (i) for death or disability as described in Section 8 or (ii) for Cause. "Cause" shall mean (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment which causes, or is likely to cause, material loss or damage to the

  Company, subsidiary or business unit. Notwithstanding anything herein to the contrary, if the participant's employment with the Company, subsidiary or business unit shall terminate due to a Change in Control as described in Subsection 10(a)(iii), where the purchaser (the "Purchaser"), as described in such subsection, formally assumes the Company's obligations under this Plan or places the participant in a similar or like plan with no diminution of the value of the awards, such termination shall not be deemed to be a "Termination Without Cause."

12.   CONSTRUCTIVE TERMINATION

  "Constructive Termination" shall mean a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his total compensation opportunity or compensation opportunity or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 12 until and unless 30 days have elapsed from the date the Company receives such written notice from the participant without the Company curing or causing to be cured the circumstance or circumstances described in this Section 12 on the basis of which the declaration of Constructive Termination is given.

13.   ADVERSE CHANGE IN THE PLAN

  An "Adverse Change in the Plan" shall mean

  (a)
  termination of the Plan pursuant to Section 18(a);

  (b)
  amendment of the Plan pursuant to Section 17 that materially diminishes the value of Awards that may be granted under the Plan, either to individual participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value to individual participants in the Plan or in the aggregate, as the case may be; or,

  (c)
  in respect of any holder of an Award a material diminution in his rights held under such Award (except as may occur under the terms of the Award as originally granted) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in rights.

  In no event shall any amendment of the Plan or an Award contemplated by Section 13 hereof be deemed an Adverse Change in the Plan.

14.   RETIREMENT

  For purposes of the Plan, "retire" and "retirement" shall mean termination of service with the Company, other than for Cause, at any time after attaining age sixty (60) or termination of service under circumstances which the Committee deems equivalent to retirement.

15.   DILUTION AND OTHER ADJUSTMENTS

  In the event of any change in the Outstanding Shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, or in the event of an extraordinary cash dividend or other similar event, and if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of Shares that may be issued under the Plan pursuant to Section 3, in the number or kind of Shares subject to, or the Stock Option price per share under, any outstanding Stock Option, in the number or kind of Shares which have been awarded as Restricted Stock or in the repurchase option price per share relating thereto, in the target number of Performance Shares which have been awarded to any participant, or in any measure of performance, then such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

16.   DESIGNATION OF BENEFICIARY BY PARTICIPANT

  A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Performance Shares, Performance Units or Stock Appreciation Rights under the Plan in the event of his death, on a form to be provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant's executors or administrators, the term "beneficiary" as used in the Plan shall include such person or persons.

17.   MISCELLANEOUS PROVISIONS

  (a)
  No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

  (b)
  A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.

  (c)
  No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws and Bermuda law.

  (d)
  The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Performance Share, a Performance Unit or a Restricted Stock Unit that the participant (or any beneficiary or person entitled to payment under Section 4(d)(iii)(C) hereof) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

  (e)
  The expenses of the Plan shall be borne by the Company. However, if an Award is made to an employee of a subsidiary:

  (i)
  if such Award results in payment of cash to the participant, such subsidiary shall pay to the Company an amount equal to such cash payment; and

  (ii)
  if the Award results in the issuance to the participant of Shares, such subsidiary shall pay to the Company an amount equal to fair market value thereof, as determined by the Committee, on the date such Shares are issued (or, in the case of issuance of Restricted Stock or of Shares subject to transfer and forfeiture conditions, equal to the fair market value thereof on the date on which such Shares are no longer subject to applicable restriction), minus the amount, if any received by the Company in exchange for such Shares.

  (f)
  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

  (g)
  By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

  (h)
  If a Purchaser of a subsidiary or business unit agrees to fully assume the obligations of the Company under a Participant's outstanding Awards under the Plan or to replace them with similar or like awards with no diminution of value of the Awards as described in Section 11, then the Company shall be released from its obligations to such Participant with respect to such Awards without the requirement of any action by or approval of the Participant. If a Purchaser declines to assume or replace such obligations, the Company shall remain obligated under the Awards as provided in the Plan.

18.   AMENDMENT

  The Plan may be amended at any time and from time to time by the Board subject to applicable law, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant's written consent.

19.   TERMINATION

  This Plan shall terminate upon the earlier of the following dates or events to occur:

  (a)
  the adoption of a resolution of the Board terminating the Plan; or

  (b)
  ten years from the date the Plan is initially or subsequently approved and adopted by the shareholders of the Company in accordance with Section 19 hereof.

  No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

20.   SHAREHOLDER ADOPTION

  The Plan shall be submitted to the shareholders of the Company for their approval or adoption. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted by the shareholders.

21.   GOVERNING LAW

  This Plan shall be governed by and construed in accordance with the laws of Bermuda.

22.   DEFERRAL OF AWARDS/SETTLEMENTS AND SECTION 409A COMPLIANCE

  (a)
  At the sole discretion of the Committee, the payment or settlement of an Award may be deferred by the Committee or the Participant in accordance with procedures adopted by the Committee. Notwithstanding the preceding sentence, if an Award is subject to Section 409A of the Code or the deferral of such Award or settlement causes the Award to be subject to Section 409A, any such deferral must be in compliance with Section 409A of the Code (and the applicable guidance issued thereunder) and the terms of the Plan and Award agreement shall be interpreted consistent therewith.

  (b)
  Notwithstanding any provision of the Plan or any Award agreement to the contrary, each Award granted under the Plan either shall be excepted from the requirements of Section 409A of the Code or shall comply with the requirements of Section 409A of the Code, and the terms of the Plan and each Award agreement shall be interpreted consistent therewith. An Award that is excepted from the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the Award becomes subject to Section 409A of the Code unless the Committee expressly provides that the amendment or modification is intended to subject the Award to the requirements of Section 409A of the Code and the amended or modified Award complies with such requirements. An Award that is subject to the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the Award no longer complies with Section 409A of the Code unless the Committee expressly provides that the amendment or modification is intended to be non-compliant with Section 409A of the Code.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3. 1. Election of three Class III 01 Raymond Barrette 03 Morgan W. Davis Vote FOR Vote WITHHELD Directors with a term 02 Reid T. Campbell all nominees from all nominees ending in 2015: (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Approval of Performance Criteria under 2007 Long-Term Incentive Plan: For Against Abstain 3. Approval of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2012: For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 please detach here

OneBeacon Insurance Group, Ltd. proxy This proxy is solicited by the Board of Directors for use at the Annual General Meeting on May 23, 2012 and any adjournment thereof. The shares you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3. The undersigned hereby appoints T. Michael Miller and Paul H. McDonough, and each of them, proxies with full power of substitution, to vote all Common Shares of the undersigned at the 2012 Annual General Meeting of Members to be held Wednesday, May 23, 2012, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card. If no directions are given, the proxies will be voted FOR Items 1, 2 and 3; and at the proxyholders’ discretion on any other matter that may properly come before the meeting. Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope or otherwise to OneBeacon Insurance Group, Ltd., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873. See reverse for voting instructions. ONE BEACON INSURANCE GROUP, LTD. ANNUAL GENERAL MEETING OF MEMBERS Wednesday, May 23, 2012 12:00 noon Atlantic Time (11:00 a.m. ET) Tucker’s Point Hotel 60 Tucker’s Point Drive Hamilton Parish, Bermuda